UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Build-A-Bear Workshop, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Build-A-Bear Workshop, Inc.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

April 5, 2007

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Build-A-Bear Workshop, Inc. to be held at Busch Stadium, Redbird Club, 420 South 8th Street, St. Louis Missouri 63102 on Thursday, May 10, 2007, at 10:00 a.m. Central Time. For your reference, directions and maps for our annual meeting site are provided at Appendix A to this proxy statement.

At the meeting, you will be asked to elect two Directors, approve our U.K. Stock Plan, ratify the appointment of KPMG LLP as our independent registered public accounting firm for our current fiscal year, and transact such other business as may properly come before the meeting.

The formal Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting. Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may vote via the Internet, as well as by telephone or by mailing the proxy card. Please review the instructions with the proxy card regarding each of these voting options.

Thank you for your continued support of, and interest in, Build-A-Bear Workshop. I look forward to seeing you at the Annual Meeting.

Sincerely,

Maxine Clark
Chairman and Chief Executive Bear

Build-A-Bear Workshop, Inc.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 10, 2007

The 2007 Annual Meeting of Stockholders of BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation (the “Company” or “Build-A-Bear Workshop”), will be held at Busch Stadium, Redbird Club, 420 South 8th Street, St. Louis Missouri 63102, on Thursday, May 10, 2007, at 10:00 a.m. Central Time, to consider and act upon the following matters:

1. to elect two Directors;

2. to approve the U.K. Stock Plan (formally known as the “Rules of the Build-A-Bear Workshop, Inc. Share Option Scheme”);

3. to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s current fiscal year; and

4. to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 22, 2007 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either (i) complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or (ii) vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, voting electronically, or voting telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Tina Klocke
Chief Financial Bear, Treasurer and Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

BUILD-A-BEAR WORKSHOP, INC.
1954 Innerbelt Business Center Drive
St. Louis, Missouri 63114

2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), to be voted at the 2007 Annual Meeting of Stockholders of the Company and any adjournment or postponement of the meeting. The meeting will be held at Busch Stadium, Redbird Club, 420 South 8th Street, St. Louis Missouri 63102, on Thursday, May 10, 2007, at 10:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. For your reference, directions and maps for our annual meeting site are provided at Appendix A to this proxy statement.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of the Company as of March 22, 2007 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 5, 2007.

What Am I Voting On?

You are voting on three items:

(a) the election of two Directors;

(b) the approval of the U.K. Stock Plan (formally known as the “Rules of the Build-A-Bear Workshop, Inc. Share Option Scheme”); and

(c) the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007.

How Do I Vote?

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-866-540-5760;

•	by Internet at http://www.proxyvoting.com/bbw;

•	by completing and returning your proxy card in the postage-paid envelope provided; or

•	by written ballot at the meeting.

Street Name Holders:  Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet or telephone?

Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 9, 2007 (the day before the annual meeting).

What Are the Voting Recommendations of the Board of Directors?

The Board recommends the following votes:

(a) FOR election of each of the two nominees as Directors;

(b) FOR approval of the U.K. Stock Plan; and

(c) FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2007.

Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Maxine Clark and Tina Klocke to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of Build-A-Bear Workshop common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

20,605,218, consisting of one vote for each share of Build-A-Bear Workshop common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of Build-A-Bear Workshop common stock outstanding on the Record Date, or 10,302,610 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

In the election of Directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposals to approve of the U.K. Stock Plan and ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposals will be required for approval. An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a “no” vote.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I Change My Vote?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access the Company’s Proxy Materials and Annual Report Electronically?

This proxy statement and the 2006 annual report are available in the Investor Relations section of the Company’s website, which can be accessed at http://ir.buildabear.com by selecting the “Financial Reports” section. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail by registering at http://www.melloninvestor.com/isd. By electing to receive these materials electronically, you can receive these materials more quickly and save the Company the cost of producing and mailing these documents. See “Online Delivery of Documents” on page 35 for more information.

Who Can Attend the Annual Meeting?

Any Build-A-Bear Workshop stockholder as of the Record Date may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) FOR the two nominees for Director named in this proxy statement; (ii) FOR the U.K. Stock Plan; (iii) FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for fiscal 2007; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

Proof of ownership of Build-A-Bear Workshop stock, as well as a valid form of personal identification (with picture), must be presented in order to attend the annual meeting.

VOTING SECURITIES

On the Record Date, there were 20,605,218 outstanding shares of the Company’s common stock (referred to herein as “shares”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares as of March 22, 2007 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares, (ii) each Director and Director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current Named Executive Officers and Directors of the Company as a group. The table includes shares that may be acquired within 60 days of March 22, 2007 upon the exercise of stock options by employees or outside Directors and shares of restricted stock. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. Except as indicated below, the address of each person or entity listed is c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

	Amount and Nature of
	Shares of Common Stock	Percentage of Class
Name of Beneficial Owner	Beneficially Owned(21)(22)	Outstanding Common Stock

Maxine Clark and affiliates(1)	3,134,813	15.2%
Phillip Timon(2)	2,641,700	12.8%
Barney Ebsworth(3)	1,947,264	9.5%
Morgan Stanley and affiliates(4)	1,778,234	8.6%
Buckingham Capital Management Incorporated(5)	1,731,800	8.4%
Independence Investments, L.L.C.(6)	1,201,520	5.8%
S.A.C. Capital Advisors, L.L.C.(7)	1,035,486	5.0%
Searock Capital Management, L.L.C.(8)	1,029,950	5.0%
Coleman Peterson(9)	11,876	*
James M. Gould(10)	6,323	*
William Reisler(11)	8,073	*
Louis Mucci(12)	8,344	*
Mary Lou Fiala(13)	8,087	*
Barry Erdos(14)	0	*
Tina Klocke(15)	177,634	1.0%
Teresa Kroll(16)	36,275	*
Scott Seay(17)	56,066	*
Paul Bundonis(18)	9,800	*
Joan Ryan(19)	10,821	*
All Directors and executive officers as a group (l3 persons)(20)	5,415,376	26.3%

*	Less than 1.0%.

(1)	Represents 98,951 shares owned directly by Ms. Clark, 83,502 shares of restricted stock and 2,799,892 shares held by Smart Stuff, Inc. Ms. Clark controls the voting and/or investment power for the shares held by Smart Stuff, Inc. as its president and sole shareholder. Also includes options to purchase 152,468 shares.

(2)	Represents 2,641,700 shares held by Endowment Capital L.P. and its affiliates. Endowment Capital, L.P. (“Endowment Capital”), Long Drive, L.P. (“Long Drive”), Endowment Capital Group, LLC (“Endowment Capital Group”), Endowment Management, LLC (“Endowment Management”) and Philip Timon share voting and investment control over the shares beneficially owned by Endowment Capital. Endowment Management is the investment manager of Endowment Capital and Long Drive, subject to the overall control of the managing member, Philip Timon. Mr. Timon is the sole managing member of Endowment LLC. As a result, Mr. Timon possesses the sole power to vote and the sole power to direct the disposition of the shares held by the Endowment entities. Thus, Mr. Timon is deemed to beneficially own 2,641,700 shares outstanding. The address for Endowment Capital, Long Drive, Endowment Capital Group, Endowment Management and Mr. Timon is 1105 N. Market Street, 15th Floor, Wilmington, Delaware 19801. All information regarding ownership by Mr. Timon, Endowment Capital, Long Drive, Endowment Capital Group and Endowment Management is based solely on a Schedule 13D/A filed by Mr. Timon on January 26, 2007.

(3)	Represents 4,573 shares of common stock owned directly by Mr. Ebsworth, 1,942,691 shares held indirectly through The Barney A. Ebsworth Living Trust dated July 23, 1986 and 100,000 shares purchased by Mr. Ebsworth in June 2005. Mr. Ebsworth exercises voting and/or investment powers for the shares held by The Barney A. Ebsworth Living Trust dated July 23, 1986, as trustee of the trust. All information regarding ownership by Mr. Ebsworth and the Barney A. Ebsworth Living Trust dated July 23, 1986 is based solely on a Schedule 13G/A filed by Mr. Ebsworth on January 29, 2007.

(4)	Represents 1,778,234 shares held by Morgan Stanley Investment Management Inc (“Morgan Stanley”), which is located at 1221 Avenue of the Americas, New York, NY 10020. All information regarding ownership by Morgan Stanley is based solely on a Schedule 13G/A filed by Morgan Stanley on February 14, 2007.

(5)	Represents 1,731,800 shares held by Buckingham Capital Management Incorporated (“Buckingham”), which is located at 750 Third Avenue, Sixth Floor, New York, NY 10017. All information regarding ownership by Buckingham is based solely on a Form 13F-HR filing filed by Buckingham on February 14, 2007.

(6)	Represents 1,201,520 shares held by Independence Investments, LLC (“Independence”), which is located at 160 Federal Street, Boston, Massachusetts 02110. All information regarding ownership by Independence is based solely on a Schedule 13G filed by Independence on January 12, 2007.

(7)	Represents 1,035,486 shares held by S.A.C. Capital Advisors, L.L.C. (“S.A.C. Capital Advisors”), which is located at 72 Cummings Point Road, Stamford, Connecticut 06902. All information regarding ownership by S.A.C. Capital Advisors is based solely on a Schedule 13G filed by S.A.C. Capital Advisors on January 8, 2007.

(8)	Represents 1,029,950 shares held by Searock Capital Management, L.L.C. (“Searock”), which is located at Two Grand Central Tower, 140 E. 45th Street, 39th Floor, New York, New York 10017. All information regarding ownership by Searock is based solely on a Schedule 13G filed by Searock on March 9, 2007.

(9)	Represents 5,043 shares of common stock and 6,833 shares of restricted stock.

(10)	Represents 2,823 shares of common stock and 3,500 shares of restricted stock.

(11)	Represents 4,573 shares of common stock and 3,500 shares of restricted stock.

(12)	Represents 4,844 shares of common stock and 3,500 shares of restricted stock.

(13)	Represents 4,587 shares of common stock and 3,500 shares of restricted stock.

(14)	Mr. Erdos resigned as a Director and President and Chief Operating Officer Bear, effective January 5, 2007. Upon his resignation, he forfeited all remaining unvested and vested options and restricted stock pursuant to the terms of the 2004 Stock Incentive Plan and his severance agreement, described further herein.

(15)	Represents 40,069 shares of common stock, 22,065 restricted shares, and options to purchase 115,500 shares of common stock. Also includes 300 shares owned by Ms. Klocke’s spouse and 200 shares held in trust for the benefit of Ms. Klocke’s children.

(16)	Represents 6,151 shares of common stock, 13,624 restricted shares, and options to purchase 16,500 shares of common stock.

(17)	Represents 2,722 shares of common stock, 30,875 restricted shares, and options to purchase 22,469 shares of common stock.

(18)	Represents 9,800 shares of restricted stock. On January 5, 2007 Mr. Bundonis was promoted to Chief Workshop Bear.

(19)	Represents 2,321 shares of common stock and 8,500 shares of restricted stock.

(20)	The 13 individuals listed in the chart include all Directors and Named Executive Officers who own a total of 179,399 restricted shares and options to purchase a total of 306,937 shares of common stock.

(21)	No Director or Named Executive Officer beneficially owns shares that are pledged as security.

(22)	Share numbers include restricted stock granted to Named Executive Officers on March 22, 2007 at a closing price of $27.45.

PROPOSAL I. ELECTION OF DIRECTORS

The Company’s Board of Directors presently has seven members, divided into three classes as nearly equal in number as possible. The classes have staggered three-year terms. As a result, only one class of Directors is elected at each annual meeting of our stockholders. James M. Gould and Joan Ryan are Class III Directors, and their terms will expire at the 2007 annual meeting. Maxine Clark, Mary Lou Fiala and Louis Mucci are Class I Directors, and their terms will expire at the 2008 annual meeting. Coleman Peterson and William Reisler are Class II Directors, and their terms will expire at the 2009 annual meeting. Currently, all our Directors hold office until the annual meeting of stockholders at which their term expires or until their successors are duly elected and qualified.

On January 5, 2007, Barry Erdos resigned his employment with the Company and in conjunction therewith, he resigned his position as a Class III Director. At this time, the Board has not determined whether to maintain a seven-member Board, or whether to fill the vacancy caused by Mr. Erdos’ resignation.

Under our Corporate Governance Guidelines, a Director may not stand for election or re-election after reaching the age of 70. As such, Barney Ebsworth, age 72, did not stand for re-election at the 2006 Annual Meeting, and serves the Company as Board Member Emeritus.

The Nominating and Governance Committee (the “Governance Committee”) of the Board of Directors has nominated the Class III Directors, James M. Gould and Joan Ryan, to be re-elected to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NAMED NOMINEES.

Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Unless otherwise specified, all proxies will be voted in favor of the two nominees listed herein for election as Directors.

The Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

DIRECTORS

Set forth below are the names, ages, positions and brief accounts of the business experience for each of our Directors as of March 22, 2007.

CLASS III DIRECTORS — UP FOR RE-ELECTION

James M. Gould, 58, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Gould has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Gould is a Managing General Partner of The Walnut Group, a group of affiliated venture capital funds, and he has held that position since 1994. He is also the Managing Member of Gould Venture Group V, LLC, a diversified financial concern, and is the Owner of Management One Ltd., a firm he founded that represents professional athletes. He serves on several private company boards, including Stir Crazy, Inc., and has served on numerous charitable boards, including Prevent Child Abuse America, Camp BrightLight in partnership with the YMCA and the Cincinnati Ballet Company. Mr. Gould has a bachelor’s degree in history from the University of Wisconsin. He resides in Cincinnati, Ohio with his two sons, named Dylan and Lucas.

Joan Ryan, 61, was appointed to the Board at a regular Board meeting on February 28, 2006. Ms. Ryan is recently retired as Senior Vice President of Walt Disney Theme Parks and Resorts, with whom she worked for 12 years. In that position, Ms. Ryan managed Disney’s retail businesses including merchandise, food and beverage, and photo imaging at Walt Disney World® resort. Prior to that position, she was senior vice president of merchandise for the Walt Disney World resort. Her areas of responsibility included Disneyland® Resort, as well as Disney’s international theme parks and resorts. Prior to joining Disney, Ms. Ryan spent over 30 years at various specialty retailers with responsibility for store operations and merchandising, including Ann Taylor Stores Corporation, Lord & Taylor (a division of Federated Departments Stores, Inc.), and Dayton Hudson Corporation (Target Corporation). Ms. Ryan has a bachelor’s degree from Michigan State University.

CLASS I DIRECTORS — TERMS EXPIRING IN 2008

Maxine Clark, 58, has been our Chief Executive Bear since our inception in 1997, our President from our inception in 1997 to April 2004 and has served as Chairman of our Board of Directors since our conversion to a corporation in April 2000. She was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Ms. Clark was re-elected at our 2005 Annual Meeting of Stockholders. Prior to founding Build-A-Bear Workshop, Ms. Clark was the President of Payless ShoeSource, Inc. from November 1992 until January 1996. Before joining Payless, Ms. Clark spent over 19 years in various divisions of The May Department Stores Company in areas including merchandise development, merchandise planning, merchandise research, marketing and product development. Ms. Clark is a member of the Board of Directors of The J.C. Penney Company, Inc. and Chairman of its Governance Committee. She also serves on the Board of Trustees of the International Council of Shopping Centers and Washington University in St. Louis and on the Board of Directors of Barnes Jewish Hospital. Ms. Clark is Chairman of the Board of Directors of the St. Louis Chapter of Teach for America. She is also a member of the Committee of 200, an organization for women entrepreneurs around the world. Ms. Clark has a bachelor’s degree from the University of Georgia.

Mary Lou Fiala, 55, was originally appointed to the Board at a regular Board meeting on January 26, 2005, and then she was re-elected at our 2005 Annual Meeting of Stockholders. Since 1998, Ms. Fiala has served as President and Chief Operating Officer of Regency Centers Corporation, a real estate investment trust specializing in the ownership and operation of grocery anchored shopping centers. In her role as President and Chief Operating Officer, Ms. Fiala is responsible for the operational management of Regency’s retail centers nationwide. Prior to working with Regency, Ms. Fiala served as Managing Director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm’s retail-related initiatives. Previously, she also served as Senior Vice President and Director of Stores for Macy’s East/Federated Department Stores, Inc. Before her tenure at Macy’s, Ms. Fiala was Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated’s Burdine’s Division. Ms. Fiala is a past Board member of Pacific Retail Trust and City Center Retail. She is a current member of the Board of Trustees for the International Council of Shopping Centers, and Board of Directors of the Regency Centers Corporation and Stir Crazy, Inc., a privately held restaurant chain. Ms. Fiala earned a bachelor’s degree in science from Miami University. Ms. Fiala and her husband reside in Florida. They have three children and two grandchildren.

Louis Mucci, 65, was originally appointed to the Board at a regular Board meeting on November 17, 2004, and then he was re-elected at our 2005 Annual Meeting of Stockholders. Mr. Mucci recently held the position of Chief Financial Officer at BJ’s Restaurants, Inc., a public company, and served on that company’s Board of Directors from May 2002 until September 2005. Mr. Mucci currently serves as an advisor to the Board of Directors of BJ’s Restaurants. He also serves on the Board of Directors of Stir Crazy, Inc., a privately held restaurant chain. He retired from PricewaterhouseCoopers LLP in June 2001 after 25 years as a partner with the firm. Mr. Mucci’s most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. In this role he served on the firm’s National Retail Executive Committee. Mr. Mucci holds a Bachelors of Science degree from California State University, Los Angeles, where he received the Distinguished Alumni Award from the Accounting Department and the School of Business Economics. Mr. Mucci is a member of the American Institute of Certified Public Accountants, the California State Society of Certified Public Accountants and the Retail Executive Forum.

CLASS II DIRECTORS — TERMS EXPIRING IN 2009

Coleman Peterson, 58, was appointed to the Board of Directors at a regular Board meeting on November 10, 2005. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises LLC, a human resources consulting firm, which he founded in 1994 following his retirement from Wal-Mart Stores, Incorporated. Mr. Peterson served as the Executive Vice-President of People at Wal-Mart Stores, Inc. from 1994 to 2004. Prior to joining Wal-Mart in 1994, Mr. Peterson spent 16 years with Venture Stores of St. Louis, with his last role being the Senior Vice-President of Human Resources. Mr. Peterson holds an undergraduate degree in English literature and a master’s degree in Industrial Relations from Loyola University of Chicago. Mr. Peterson serves on the Board of Directors of J.B. Hunt Transportation, Inc. and The Service Master Company. He serves on the Executive Committee of the National Association for the Advancement of Colored People and is the Vice-Chairman of the Board of Trustees of Northwest Arkansas Community College. Mr. Peterson resides in Rogers, Arkansas with his wife. They have two children, Rana and Collin.

William Reisler, 50, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Reisler has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Reisler is a co-founder and Managing Partner of Kansas City Equity Partners (KCEP), a private equity fund that with affiliates manages over $2.0 billion in assets. Mr. Reisler currently serves as Managing Partner of Consumer Growth Partners, an affiliate of KCEP, focused on private equity investments in specialty retail and branded consumer companies. His corporate experience includes development of new products for Hallmark Cards, Inc. and strategic planning for Sprint Corporation. Mr. Reisler holds a bachelor of science degree in economics from the University of Illinois. He also holds a master of business administration degree from the University of Southern California. Mr. Reisler has supported numerous civic and charitable organizations. He currently serves as a director of the Harry S. Truman Library Institute. Mr. Reisler, his wife and two children reside in Kansas City, Missouri.

DIRECTOR EMERITUS

Barney Ebsworth, 72, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Ebsworth has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Ebsworth is the founder and CEO of Windsor, Inc., formed in 1979 for the purpose of providing financing for venture capital, real estate and other investments. Mr. Ebsworth was the founder and CEO of INTRAV, a general agency formed in 1959 for the purpose of selling travel to individuals and businesses, until the company was sold in 1999. Mr. Ebsworth also founded Royal Cruise Line and Clipper Cruise Line in 1972 and 1981, respectively. He was the Chairman of those companies from inception to the time they were sold in 1986 and 1997, respectively. Mr. Ebsworth is also a Trustee of the Seattle Art Museum and a member of the Trustees Council and Co-Chairman of the Collectors Committee of the National Gallery of Art, Washington D.C. Mr. Ebsworth has a bachelor’s degree from Washington University in St. Louis. He has one daughter, one grand daughter and one grandson.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management. There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Governance Committee.

The Board of Directors has adopted charters for all three of its Committees. The Board has also adopted Corporate Governance Guidelines, a Business Conduct Policy, and a Code of Ethics Applicable to Senior Executives. Copies of the Corporate Governance Guidelines, charters, Business Conduct Policy and Code of Ethics Applicable to Senior Executives can be found in the Corporate Governance section on the Company’s Investor Relations website at http://ir.buildabear.com (information on our website does not constitute part of this proxy statement) or will be sent to stockholders or interested parties upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

Pursuant to the Corporate Governance Guidelines, the non-management Directors meet at least once each year in executive session. The presiding Director of these sessions changes for each meeting following an alphabetical rotation, unless the Board determines otherwise. Stockholders or interested parties can contact the presiding Director in writing c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

The Board of Directors met eleven times in 2006 for regular meetings and conducted one additional executive session with the Chief Executive Bear. Each Director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2006. While the Company does not have a formal policy requiring members of the Board to attend the annual meeting, the Company encourages all Directors to attend. All of our current Directors attended our 2006 annual meeting and plan to attend the 2007 annual meeting. The members, primary functions and number of meetings held for each of the Committees are described below.

Audit Committee

The members of the Audit Committee are Louis Mucci (Chair), Mary Lou Fiala, William Reisler and Joan Ryan.

The Audit Committee reviews the independence, qualifications and performance of our independent auditors, and is responsible for recommending the initial or continued retention of, or a change in, our independent auditors. The Committee reviews and discusses with our management and independent auditors our financial statements, our annual and quarterly reports and the auditor’s attestation of management’s evaluation of our internal controls, as well as the quality and effectiveness of our internal control procedures, critical accounting policies and significant regulatory or accounting initiatives. The Committee also prepares the audit committee report required to be included in our annual proxy statement. The Committee discusses with management earnings press releases and our major financial risk exposures. The Committee establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters, approves the audit plan and staffing of the internal audit department, reports regularly to the board regarding its activities and performs an annual self-evaluation of committee performance.

The Audit Committee held nine meetings in 2006.

Compensation Committee

The members of the Compensation Committee are Coleman Peterson (Chair), Mary Lou Fiala, James M. Gould and William Reisler.

The Compensation Committee makes recommendations to the Board of Directors regarding compensation arrangements for our executive officers, including annual bonus compensation, and consults with our management regarding compensation policies and practices. The Committee reviews and approves the Company’s stated compensation philosophy. The Committee reviews annually the performance of the Company’s Chief Executive Bear. The Committee reviews and approves compensation, and sets performance criteria for compensation programs, for all senior executives of the Company. The Committee reviews and makes recommendations to the Governance Committee regarding compensation of Directors. The Committee approves and oversees the administration of the Company’s employee benefit plans and incentive compensation programs. The Committee makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. The Committee oversees management succession and reports regularly to the Board regarding its activities. The Committee reviews and discusses with management the Compensation Discussion and Analysis and prepares a report recommending the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement. The Committee reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of committee performance.

The Compensation Committee held seven meetings in 2006.

Governance Committee

The members of the Governance Committee are James M. Gould (Chair), Louis Mucci, Coleman Peterson and Joan Ryan.

The Governance Committee establishes criteria for membership of the Company’s Board of Directors and its committees. The Committee selects and nominates candidates for election or re-election as Directors at the Company’s annual meeting. The Committee selects and nominates candidates for election or re-election as Directors at the Company’s annual meeting. The Committee considers stockholder recommendations for and nominations of candidates for election as Directors. The Committee recommends candidates to fill any vacancies on the Board of Directors. The Committee develops criteria for the selection of Directors, reviews suggested nominees received from stockholders and other parties. The Committee reviews and makes recommendations to the Board regarding the Company’s Corporate Governance Guidelines and ethics codes, and the nature and duties of the committees of the Board. The Committee approves and makes adjustments to the Company’s policies regarding compensation of Directors. The Committee oversees the annual Board and committee self-evaluation process, reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of committee performance.

The Governance Committee held five meetings in 2006.

BOARD MEMBER INDEPENDENCE

The Board of Directors annually determines the independence of Directors based upon a review conducted by the Governance Committee and Board. No Director is considered independent unless he or she has no material relationship with the Company, either directly or as a partner, shareholder, family member, or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has established categorical independence standards consistent with Section 303A of the New York Stock Exchange Listed Company Manual. On an annual basis, each Director and Named Executive Officer is obligated to complete a Director and Officer Questionnaire. Additionally, our Corporate Governance Guidelines require any director to disclose any matters that may arise during the course of the year which have the potential to impair independence.

The Board has determined that, in its judgment as of the date of this proxy statement, each of the non-management Board members (including all members of the Audit, Governance, and Compensation Committees) are independent directors, as defined by our Corporate Governance Guidelines and Section 303A of the New York Stock Exchange Listed Company Manual. In addition, the Board also determined that each member of the Audit Committee is independent under the heightened Audit Committee independence requirements included in Section 303A of the New York Stock Exchange Listed Company Manual. Moreover, each member of the Audit Committee is financially literate, and at least one such member has accounting or related financial management expertise as required in Section 303A of the New York Stock Exchange Listed Company Manual. Finally, the Board determined that Louis Mucci qualifies as an “audit committee financial expert” as such term is defined under applicable SEC rules.

In reaching these determinations, the Board considered an arrangement under which the Company served as a marketing partner in a film project for which James M. Gould is an executive producer and owner of a less than 10% net profits interest. Under the terms of the transaction, the Company and the film’s producers paid their respective costs relating to the marketing initiative, and neither party paid the other party anything in relation to the marketing activities. The Board and the Governance Committee took this transaction into account when determining Mr. Gould’s independence, and concluded that the transaction was not material to the Company or Mr. Gould. Furthermore, the Board also determined that the proposed transaction does not constitute a related party transaction subject to disclosure under Regulation S-K Item 404.

There are no family relationships among our Directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to annually reviewing the independence of our Directors, the Company also maintains strict policies and procedures for ensuring that our Directors, executive officers and employees maintain high ethical standards and avoid conflicts of interest. Our Directors, executive officers and employees are subject to our Business Conduct Policy and each signs the policy on an annual basis to ensure compliance. In addition, our executives are subject to our Code of Ethics Applicable to Senior Executives, and each signs the code on an annual basis in order to ensure compliance. Our Business Conduct Policy prohibits any direct or indirect conflicts of interest and requires any transactions which may constitute a potential conflict of interest to be reported to the Governance Committee. Our Code of Ethics Applicable to Senior Executives requires our leadership to act with honesty and integrity, and to disclose to the Governance Committee any material transaction that reasonably could be expected to give rise to actual or apparent conflicts of interest.

Our Governance Committee has established procedures for the review and pre-approval of all transactions between us and any related parties, including our Directors, executive officers, nominees for Director or executive office, 5% stockholders and immediate family members of any of the foregoing. Pursuant to our Governance Committee Charter, any Director or executive officer intending to enter into a transaction with the Company must provide the Governance Committee with all relevant details of the transaction. The transaction will then be evaluated by the Governance Committee to determine if the transaction is in our best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment.

Officer Loans

Pursuant to a restricted stock purchase agreement dated September 19, 2001 between the Company and Tina Klocke, our Chief Financial Bear, Treasurer and Secretary, Ms. Klocke purchased 20,491 shares of common stock at $6.10 per share for a total purchase price of $124,995. Ms. Klocke paid for the common stock with the proceeds of a loan from the Company evidenced by a secured promissory note which is supported by a pledge of the shares purchased. The loan interest rate was 4.82% per annum, and all principal and interest was payable on the maturity date. Our recourse under the note was limited to the pledged shares. The loan was due the earlier of September 19, 2006 or 90 days following the termination of her employment with us. Ms. Klocke repaid this loan in full, with interest of $30,062, on September 19, 2006.

Store Fixtures and Furniture

We purchase fixtures for new stores and furniture for our corporate offices from NewSpace, Inc. Robert Fox, the husband of Ms. Clark, our Chief Executive Bear, owns 100% of NewSpace. The total payments to NewSpace for these fixtures and furniture amounted to approximately $2.7 million in fiscal 2006.

In 2006, our Board of Directors sought and obtained competitive bids for purchase of store fixtures and furniture. NewSpace offered the lowest total pricing of any bidder in the process and the Board determined that the quality of the services to be provided by NewSpace would be superior to the services provided by the other bidders.

We believe that the terms negotiated by the Company with NewSpace are therefore at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. We expect to continue to purchase store fixtures and furniture from NewSpace, if NewSpace continues to offer competitive pricing and superior service levels.

Board Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

Under the Compensation Committee Charter, the Compensation Committee consists only of members which are independent under Section 303A of the New York Stock Exchange Listed Company Manual. The Committee is responsible for establishing and reviewing the Company’s overall management compensation philosophy and policy, and administering the Company’s executive and director compensation programs. As part of its duties, the Compensation Committee reviews and approves the Chief Executive Bear’s performance objectives and evaluates the Chief Executive Bear’s performance to determine whether such objectives have been achieved. The Compensation Committee Charter provides the Compensation Committee with the option of either determining the Chief Executive Bear’s compensation, or recommending such compensation to the Board for determination. The Committee has historically chosen to consult with the Board of Directors on the Chief Executive Bear’s compensation, because the Committee believes that the Chief Executive Bear’s performance and compensation is so critical to the success of the Company that Board involvement in such matters is appropriate.

The Compensation Committee also determines the compensation and review process for all executive officers other than the Chief Executive Bear. Because the Charter specifically delegates this responsibility to the Compensation Committee, it only involves the full Board in an advisory capacity with respect to the compensation decision-making process for the other Named Executive Officers. For example, and without limitation, the Compensation Committee will ensure that the Audit Committee is aware of, and has input into, the aggregate annual base salary increases, aggregate annual bonus plan(s), and any long term incentive grants for executive officers other than the Chief Executive Bear, as these items may impact the financial results of the Company.

The Compensation Committee seeks advice from consultants with respect to compensation policies and programs for Named Executive Officers, as appropriate. A more detailed discussion of the Compensation Committee’s past and current consulting relationships is described in the Compensation Discussion and Analysis section of this proxy statement.

The Compensation Committee also leverages the Company’s management, human resources department and legal department to assist the Committee in the timely and cost-effective fulfillment of its duties. The Committee solicits input from the Chief Executive Bear and human resources department regarding compensation policies and levels. The legal department assists the Committee in the documentation of compensation decisions. In addition, the 2004 Stock Incentive Plan, discussed in more detail throughout this proxy statement, states that the Chief Executive and Chief Operating Officer Bears have the limited authority to grant equity awards thereunder to Company employees upon their initial hiring or receipt of promotions.

In the first fiscal quarter of each year, the Compensation Committee meets to conduct its annual review of the Company’s compensation programs and packages. The Compensation Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation; nor does the Committee permit members of management, including the Chief Executive Bear, to be physically present for those portions of Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined. However, these protocols do not prohibit members of management and the Chief Executive Bear from participating in, and being physically present, when compensation matters affecting all Company employees (such as the Company’s Bonus Plan) are discussed and determined. The Compensation Committee believes that members of the Company’s management should be involved in, and manage the compensation programs and policies of the Company.

The Board of Directors has delegated to the Governance Committee responsibility for overseeing the structure, operations, and composition of the Board of Directors and its Committees. The Governance Committee annually conducts a self-evaluation process for the Board and assesses the independence and performance of all Board members. However, the Governance Committee does not have a direct role in the determination of Board member compensation. Rather, the Compensation Committee is tasked in its charter with making recommendations with respect to Director compensation, following, and based upon, an annual review of Board compensation and compensation practices by the Board or a committee thereof. The Compensation Committee leverages independent consultants and the Company’s human resources and legal departments, as appropriate, to assist the Compensation Committee in making recommendations to the Governance Committee and Board with respect to Director compensation, typically in conjunction with the November and/or January Board meetings.

INFORMATION ABOUT THE BOARD OF DIRECTORS

BOARD OF DIRECTOR COMPENSATION

The following table discloses compensation information of members of the Company’s Board of Directors for serving as members of the Company’s Board in 2006:

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred
	Cash	Awards	Awards	Compensation	Compensation	All Other
Name:	($)	($)(2)	($)	($)	Earnings	Compensation	Total ($)

Maxine Clark(1)	$—	$—	$—	$—	$—	$—	$—
Barney Ebsworth(3)	30,625	102,543	—	—	—	—	133,168
Barry Erdos(1)	—	—	—	—	—	—	—
Mary Lou Fiala	40,000	125,614	—	—	—	—	165,614
James M. Gould	45,000	131,461	—	—	—	—	176,461
Louis Mucci	50,000	130,154	—	—	—	—	180,154
Coleman Peterson	45,000	154,100	—	—	—	—	199,100
William Reisler	40,000	131,461	—	—	—	—	171,461
Joan Ryan	33,333	124,252	—	—	—	—	157,585

(1)	As members of management, Maxine Clark, the Company’s Chief Executive Bear, and Barry Erdos, the Company’s former President and Chief Operating Officer Bear, did not receive compensation for their services as Directors in 2006. The compensation received by Ms. Clark and Mr. Erdos as employees of the Company are shown in the Summary Compensation Table.

(2)	The amounts appearing in the Stock Awards column represent the fiscal 2006 Statement of Financial Accounting Standard FAS 123 (revised) (“FAS 123(R)”) expense of restricted stock awards granted in fiscal 2005 and fiscal 2006.

(3)	Mr. Ebsworth is an Emeritus Board member, subject to a different compensation structure, described below.

Director Compensation Policies

We pay our non-management Directors a $40,000 annual retainer for Board membership, including meeting and committee meeting attendance. An additional annual retainer of $10,000 is paid to the Chairman of our Audit Committee. Our Governance and Compensation Committee Chairmen each receive an additional annual retainer of $5,000.

In November 2005, the Board reviewed its compensation and determined that adjustments were necessary in order for the Company to attract and retain qualified independent Board Members. At that time, the Board passed a resolution that each new non-management Director appointed in the future would be granted 5,000 restricted shares of common stock upon initial appointment to the Board, subject to approval of our Compensation Committee. None of the Board members serving as of the date of passage of the resolution received this initial grant. In addition, under the November 2005 resolution, each non-management Director was entitled to 3,500 restricted shares of common stock for each full year of service, subject to approval of our Compensation Committee. Both the initial and annual restricted stock grants are made pursuant to our 2004 Stock Incentive Plan. The restricted shares related to the initial restricted stock grants vest in three equal installments over three years from the date of grant. The annual restricted stock grants vest each year on the anniversary date of our initial public offering (October 28, 2004). The vesting of all restricted stock grants is subject to continued service on our Board of Directors.

The Board did not increase its compensation during 2006, but the Board intends to conduct a review of 2007 Board compensation, in particular to determine compensation levels in the Company’s peer group described below.

Also pursuant to our Corporate Governance Guidelines, non-management Directors are required to refrain from selling or otherwise transferring greater than 50% of their total holdings in our stock during any twelve-month period, beginning with the anniversary date of our initial public offering. This policy does not apply to Emeritus Board members.

Under our Corporate Governance Guidelines, any Director may not stand for election or re-election after reaching the age of 70. However, any retiring Director who is asked by the Board, and agrees, to continue to serve the Company in the status of Board Member Emeritus, will receive a $25,000 annual retainer including fees for meeting attendance. The retiring Board member’s remaining unvested restricted shares may, upon such retirement be accelerated by the Compensation Committee in its discretion.

We reimburse our Directors and Emeritus Director for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings. We also reimburse our Directors for expenses incurred in the attendance of director continuing education conferences, because we expect that each of our Board members will attend at least one director continuing educational conference every two years.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The following Compensation Discussion and Analysis (“CD&A”) describes our overall compensation philosophy and the primary components of our executive compensation program. Furthermore, the CD&A explains the process by which the Compensation Committee (the “Committee”) determined the 2006 compensation for all Named Executive Officers. Finally, the CD&A discusses the Committee’s adoption or implementation of new or modified executive compensation policies and practices during the first quarter of fiscal 2007.

Compensation Philosophy

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term shareholder value. When designing compensation packages to reflect these objectives, the Committee is guided by the following four principles:

•	Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders.

•	Recognition for business performance: Compensation should correlate in large part with our overall financial performance.

•	Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success.

•	Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group.

In implementing this compensation philosophy, the Committee takes into account the compensation amounts from the previous years for each of the Named Executive Officers, and internal compensation equity between the Named Executive Officers.

2006 Compensation Determination Process

As in prior years, during 2006 the Committee engaged in its annual review of our executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Committee considered the advice and input of the Company’s management in the manner described on page 13. Additionally, for 2006 compensation, the Committee utilized the services of an outside consultant, Hay Group, who was engaged by the Company to assist in the determination of the peer group and the compensation benchmarking process.

The peer group for 2006 compensation included several large, multi-national retailers in addition to retailers more comparable in size in terms of market capitalization and/or sales to the Company, each of whom the Company has competed, or will compete, against for management talent. The following companies comprised our peer group for purposes of 2006 compensation decisions: Aeropostale, Inc.; Brookstone, Inc.; Chico’s FAS, Inc.; Children’s Place Retail Stores, Inc.; Coach, Inc.; The Dress Barn, Inc.; Fossil, Inc.; The Gymboree Corporation; Hot Topic, Inc.; Kenneth Cole Productions, Inc.; Oshkosh B’Gosh, Inc.; Pacific Sunwear of California, Inc.; Quicksilver, Inc.; Restoration Hardware, Inc.; Sharper Image Corporation; Tween Brands, Inc.; and The Wet Seal, Inc.

In 2006, the Committee compared each element of compensation received by the Company’s Named Executive Officers with the levels of each element of compensation received by similarly-situated executive officers in the peer group, in order to arrive at total compensation packages for each of the Named Executive Officers. With the exception of the former Chief Operating Officer Bear compensation (described below), the Named Executive Officer compensation packages were at or below the median of total compensation packages for similarly-situated executives at the peer group companies.

2006 Base Salary

The Committee considered two types of potential base salary increases for each of the Named Executive Officers in 2006: (1) “merit increases” based upon the executives’ individual performance; and/or (2) or “market adjustments” based upon the peer group salary range for similar executives.

The Committee evaluates salary increases for Named Executive Officers on predetermined performance targets, and it undertakes an annual performance review of each of the Named Executive Officers in order to determine whether they are eligible for merit increases. In 2006, the Named Executive Officers each prepared a self-evaluation. In the case of the Chief Executive Bear, the Chairman of the Compensation Committee presented the Committee and the Board’s feedback to the Chief Executive Bear on her self-evaluation. With respect to the other Named Executive Officers, the Chief Executive Bear was primarily responsible for providing feedback to the Named Executive Officers’ self-evaluations. However, the Committee also had the opportunity to participate in, and review, the self-evaluations of the other Named Executive Officers.

In addition to determining merit increases for the Named Executive Officers, the Committee compared the Named Executive Officers’ salaries to the salaries of similar executives in the Company’s peer group in order to determine whether any market adjustments were appropriate. For 2006, the Committee approved market adjustments for three of our executives, Maxine Clark, Tina Klocke and Teresa Kroll, because the Committee determined that their 2005 salaries were well below the median range of similar executives within the Company’s 2006 peer group.

During 2006, the Committee increased the salaries of the Named Executive Officers effective March 5, 2006 (inclusive of both merit increase and market adjustment) as follows: Maxine Clark’s base salary increased from $375,000 to $600,000; Barry Erdos’ base salary remained unchanged at $525,000; Scott Seay’s base salary increased from $310,000 to $326,430; Tina Klocke’s base salary increased from $225,000 to $250,000; and Teresa Kroll’s base salary increased from $215,000 to $240,000. Even after these base salary increases, all of our Named Executive Officers’ salaries, other than that of former Chief Operating Officer Bear Barry Erdos, remained below the peer group median for comparable executives. Because of Mr. Erdos’ employment history with large companies (such as Ann Taylor Stores Corporation), which were not represented in our 2006 peer group, his compensation in 2006 remained above the median for our peer group.

2006 Bonus Plan

The 2006 Bonus Plan was consistent with, and similar to, the 2005 Bonus Plan in that the Committee once again set high performance standards for its Named Executive Officers and employees. In fiscal 2005, the Company achieved net income growth of 37%. However, due to high performance standards in the 2005 Bonus Plan, the Named Executive Officers only achieved 50% of their respective bonus targets. In fiscal 2006, the Company achieved net income growth of 8%. However, as explained below, the Named Executive Officers received no bonus under the 2006 Bonus Plan for fiscal 2006.

The Committee continued the use of a cash bonus plan in 2006 for the Named Executive Officers, granting potential cash bonuses pursuant to the 2006 Bonus Plan for the Named Executive Officers only if the Company achieved certain financial performance levels. Thus, the Committee aligned the Named Executive Officers’ 2006 cash bonus completely with the interests of our stockholders.

The target bonus awards granted under the 2006 Bonus Plan for the Named Executive Officers were expressed as a percentage of eligible base salary, which excludes items such as relocation allowances, bonuses, stock options exercised and vested restricted stock. The 2006 Base Bonus Calculation for each Named Executive Officer was determined by multiplying the Base Bonus Payout by the officers’ base salaries according to the following schedule:

Position	Base Bonus Payout

Chief Executive Bear	125%
Chief Operating Officer Bear	60%
Chief Financial Bear	35%
Chief Marketing Bear	35%
Chief Workshop Bear	35%

In consultation with the Audit Committee and the Board of Directors, the Committee established the following net income levels from which the bonus awards were derived. Pursuant to the terms of the 2006 Bonus Plan, cash bonuses were calculated by multiplying the applicable Base Bonus Payout (calculated in the manner described above) times the Percentage of Base Bonus Calculation below, (based on the Company’s net income for the 2006 fiscal year).

		Percentage of Base
Achievement Level	Net Income	Bonus Calculation

Minimum	$29,725,000	50%
Threshold	$30,735,000	80%
Target	$32,800,000	100%
Maximum	$45,100,000	220%

The minimum 2006 net income level for a bonus payout under the 2006 Bonus Plan was not achieved. Consequently, none of the Named Executive Officers received any cash bonus for fiscal 2006.

2006 Long-Term Incentive Program

The objective of the Company’s long-term incentive program is to provide a long-term retention incentive for the Named Executive Officers and to align their interests directly with those of our stockholders by way of stock ownership.

Under the 2004 Stock Incentive Plan, the Committee has the discretion to determine whether equity awards will be granted to Named Executive Officers and if so, the number of shares subject to each award. The 2004 Stock Incentive Plan allows the Committee to grant the following types of awards, in its discretion: options, stock appreciation rights, cash-based awards or other stock-based awards, such as common stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest over a multi-year basis.

The Committee meets in March of every year to determine the recipients of annual long-term incentive awards and to grant such awards by formal action. The practice of granting long-term incentive awards in March by Committee action applies uniformly to the Named Executive Officers and other employees of the Company and, with rare exceptions, is the only practice employed by the Company in connection with the granting of equity awards. The Committee does, however, have the discretion to make grants whenever it deems it appropriate in the best interests of the Company, and, in fact, did make a discretionary grant to Tina Klocke during 2006 as discussed on page 24 of this proxy statement. Additionally, pursuant to the 2004 Stock Incentive Plan, employees who are hired or promoted by the Company after the March Committee meeting may receive grants from the Chief Executive Bear or Chief Operating Bear at the levels previously approved by the Committee, at the date of such hire or promotion.

The Company does not have any program, plan or practice in place to time option or other award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation. The exercise price of stock subject to options awarded under the 2004 Stock Incentive Plan is the fair market value of the stock on the date of grant. Under the terms of the 2004 Stock Incentive Plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the New York Stock Exchange.

Since the Company’s base salaries are always paid in cash, and the 2006 Bonus Plan described above is a cash plan, the Committee determined that some form of option, stock appreciation rights or other stock-based award would be appropriate for the long-term incentive component of executive officer compensation for 2006. Historically, the Company has granted stock-based compensation in the form of either (1) restricted stock; (2) stock options; or (3) a combination of both restricted stock and stock options. The Committee considered these three choices of equity in 2006. For the 2006 long-term incentive component of executive compensation, the Committee granted restricted stock instead of stock options or a combination of the two equity types.

Currently, the Committee believes that restricted stock more effectively motivates and retains employees than stock options, because stock options have an exercise price of the fair market value of the stock on the grant date (defined by the 2004 Stock Incentive Plan as the closing sales price of the stock on the date of grant). The employee is required to pay the exercise price upon exercise of the options and receives the net proceeds upon a subsequent sale of the stock, consisting of the difference between the exercise price and the share price at the time of sale, less the taxes. If the Company’s share price rises or falls dramatically after the exercise price has been established for the stock option, the employee may receive as much as windfall profit, or as little as a total loss, with respect to a particular grant. In either event, the net value of the stock option to an employee is determined in large part by the exercise price, which is based on the timing of the grant.

Unlike stock options, restricted shares do not have exercise prices. Therefore, the timing of the grant is largely irrelevant to the employee. The only relevant consideration for the employee is the stock price at the time of sale, after the restrictions have lapsed. Accordingly, the Committee presently believes that restricted share grants more fairly and consistently motivate employees to contribute to the Company’s overall success, thereby increasing the share price and the value of the employees’ restricted share grants. The Committee will evaluate this issue on an annual basis.

In addition, the Committee believes that the time-vesting element of the restricted stock grants made in March 2006 establishes the grants as retention tools. The Company’s restricted stock grants made in March 2006 are subject to four year vesting. The Committee granted shares to only those eligible employees who had achieved a “meets expectations” or higher performance grade from their supervisors. The Committee decided not to otherwise include performance restrictions on the 2006 long-term grants (either relating to the individual’s performance or the Company’s performance) because the cash bonus component of total compensation is already completely dependent upon the Company’s performance. Furthermore, the introduction of individual or Company performance restrictions relative to the grants would change the accounting treatment for the grants in a manner that the Committee, in consultation with the Audit Committee and Board, deemed to be contrary to the Company’s best interests. This accounting treatment is more fully discussed under “Federal Income Tax and Accounting Considerations” below.

In 2006, the Committee determined the amount of equity awards granted to each executive using three key considerations: (1) benchmarking data for stock grant levels to similarly-situated executives in our peer group companies; (2) grant levels required to bring the executives’ total compensation at or near the median of total compensation of similar executives in the compensation peer group; and (3) grant levels required to retain key individual employee contributors. In establishing the size of the 2006 equity award pool, the Committee considered the amount of stock and options outstanding, the expense associated with the grants due to the recent accounting changes and the potentially dilutive effect on stockholders, in addition to the overall compensation policy of the Company to place emphasis on incentive compensation over base salaries. The numbers of restricted shares granted to the Named Executive Officers in March 2006 are described in the table titled “Grants of Plan-Based Awards”.

Pursuant to the terms of the 2004 Stock Incentive Plan, the Committee may, in its sole discretion, provide for the following upon a change in control: (i) accelerated vesting of any outstanding award; (ii) termination of an award in exchange for the payment of cash; and/or (iii) issuance of substitute awards. The 2006 restricted stock grant agreements for the Named Executive Officers and other employees each contained a clause subjecting the grants to accelerated vesting upon a change in control. The Committee believes that this change in control protection is generally very common among other companies in the peer group, and the value of the stock grants as a retention tool would be severely diminished if this protection were not included in the grant paperwork.

The Company’s insider trading policy prohibits the Directors, Named Executive Officers and other senior employees from selling the Company’s securities “short” – that is, selling securities that are borrowed (and not owned) on the assumption that the Company’s share price will decrease. The Company’s insider trading policy also prohibits Directors, Named Executive Officers and other senior employees from buying or selling puts (i.e., options to sell), calls (i.e., options to purchase), future contracts, or other forms of derivative securities relating to the Company’s securities.

Retirement and Other Post-Termination Benefits

We have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Such benefits plans are the same for all employees, and so as of the date of this proxy statement, the Committee does not believe that any such plans in their present forms would continue post-employment, except as required by law (including with respect to COBRA), or otherwise set forth in this proxy statement. A description of these benefits for the Chief Executive Bear is included under the “Determination of Chief Executive Bear Compensation” section below. The employment agreements for the remaining Named Executive Officers provide that if the Company terminates their employment without cause, or they terminate their employment for good reason, they are entitled to their salaries for 12 months after termination, such payments to be reduced by any amounts received from subsequent employers during such period. Furthermore, in the event of their termination due to death, disability or their right to terminate employment due to the Company’s material, uncured breach, they or their beneficiaries or estates will be entitled to a bonus for such year, prorated based on the number of full weeks they were employed during the year, to the extent that a bonus is awarded to the other remaining executives. We do not currently maintain any other retirement or post-termination benefits plans.

Change in Control Severance Policy

We do not currently maintain any change in control severance plans or severance policies. Therefore, none of our Named Executive Officers will receive any severance payments in the event the Company undergoes a change in control.

Other Benefits

The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Thus, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as permanent lodging or defraying the cost of personal entertainment or family travel. With the exception of disability insurance (as noted below), the Company’s health care and other insurance programs are the same for all eligible employees, including the Named Executive Officers.

Insurance

All Company employees, including the Named Executive Officers, are eligible to participate in medical, dental, long-term disability and life insurance plans. The terms of such benefits for the Company’s Named Executive Officers are the same as those for all Company employees, except that with respect to long-term disability insurance, the Company pays 100% of the premium for senior level employees, including the Named Executive Officers.

401(k)

The Company sponsors the Build-A-Bear Workshop, Inc. Employee Savings Trust, which is a qualified retirement plan with a 401(k) feature. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. The Company has the ability to make discretionary matching contributions and discretionary profit sharing contributions to such plan. Currently, the Company’s practice is to match 30% of the participants’ contributions, up to an aggregate of 6% of each participant’s salary divided between the 401(k) plan and 401(k) mirror plan. The Company match vests over a five year period, subject to continued employment.

401(k) mirror plan

The Company sponsors the Build-A Bear Workshop, Inc. Non-Qualified Deferred Compensation Plan, a non-qualified plan which mirrors the substantive terms of the Build-A-Bear Workshop, Inc. Employee Savings Trust. The non-qualified plan permits certain highly compensated employees, whose deferrals are otherwise limited to the qualified plan, to make additional pre-tax deferrals of compensation. The Company may make matching contributions to this non-qualified plan to replicate Company matching contributions that would have been made to the qualified plan, but for limitations in the Internal Revenue Code. Currently, the Company’s practice is to match 30% of the participants’ contributions, up to an aggregate of 6% of each participant’s salary divided between the 401(k) plan and the 401(k) mirror plan. The Company match vests over a five year period, subject to continued employment.

Employee Stock Purchase Plan

The Company’s employees and Named Executive Officers, except for the Chief Executive Bear, are eligible to participate in our tax-qualified employee stock purchase plan. This plan allows participants to buy Company common stock at 85% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of the Company increases over time. Tina Klocke and Scott Seay are the only Named Executive Officers who participated in the employee stock purchase plan during 2006.

Determination of 2006 Chief Executive Bear Compensation

Ms. Clark’s compensation is determined in accordance with the Committee’s compensation philosophy, and in view of her employment agreement which is described under “Executive Employment and Severance Agreements”. The Committee considers the Company’s overall performance, Ms. Clark’s individual performance, and CEO compensation in the peer group when determining Ms. Clark’s compensation. The Committee also examines the relative fairness of the compensation of Ms. Clark in relation to the other executives of the Company, as well as the past compensation to Ms. Clark.

In 2006, the Committee undertook a review of Ms. Clark’s base salary and determined that, compared to CEO compensation of our peer group and considering Ms. Clark’s individual performance in 2005, her base salary should be significantly increased. In evaluating Ms. Clark’s compensation, the Committee noted that she led the Company to outstanding growth in revenues, net income and non-store revenues in 2005. In addition, the Committee recognized that Ms. Clark’s salary needed to be increased in order to comply with her employment agreement provision that she, at all times, be the Company’s most highly compensated employee. Therefore, after consultation with the Board, effective March 2006, the Committee increased Ms. Clark’s base salary from $375,000 to $600,000.

Ms. Clark’s total cash compensation is still based in large part on the Company meeting its sales, comparable store sales growth, earnings per share or net income targets. Because the Company did not achieve its targets for fiscal 2006, Ms. Clark did not receive any cash bonus.

Ms. Clark remains the Company’s largest individual stockholder, and so the Committee believes her interests, short-term and long-term, are aligned with the interests of the stockholders. However, the Committee does not believe that Ms. Clark’s relatively large stock holdings should disqualify her from additional stock grants and the Committee believes that additional grants do serve as a valuable retention tool. Accordingly, in 2006 the Company awarded Ms. Clark 42,752 restricted shares pursuant to the long-term incentive program described above.

In 2006, as in the past, the Company only reimbursed Ms. Clark the amount equal to the cost of a first class airline ticket in those instances where Ms. Clark chartered a plane for her business travel. No other perquisites are provided to Ms. Clark.

The Chief Executive Bear’s base salary, potential bonus compensation and long term stock incentive grants for 2006 altogether remain within the range of other chief executive officers within the compensation peer group.

Federal Income Tax and Accounting Considerations

Section 162(m)

The policy of the Committee is to establish and maintain a compensation program that maximizes long-term stockholder value. The Committee believes executive compensation programs should serve to achieve that objective, while also minimizing any effect of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides for an annual $1 million limitation on the deduction an employer may claim for compensation of executive officers unless it is performance-based. The stock options and restricted stock grants issued to senior executive officers and managers as part of the Company’s long-term incentive program qualify as performance-based compensation as defined in Section 162(m) because the Company’s 2004 Stock Incentive Plan, approved by stockholders, complies with the provisions of Section 162(m). The 2006 Bonus Plan of the Company providing cash bonuses to executives pursuant to the 2004 Stock Incentive Plan, is performance-based and has previously been approved by our shareholders. Accordingly, payments under such incentive plans will not be included in applying the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has adopted a policy that all compensation will not necessarily be deductible for income tax purposes.

Accounting Considerations

The Committee has taken certain accounting rules and consequences into consideration when determining the type of equity awards that executive officers should receive as part of the Company’s long-term incentive plan component of compensation packages. Under FAS 123(R), expenses the Company incurs in connection with grants of restricted stock that vests upon the satisfaction of certain performance criteria are higher and must be recorded sooner than grants that vest upon the passage of time. Therefore, the vesting of restricted stock grants made to the Company’s executive officers and employees is tied to the passage of time rather than conditioned upon fulfillment of certain performance targets.

2007 Compensation

In conjunction with its determination of 2007 compensation for the Named Executive Officers, the Committee’s modified some existing executive compensation policies and adopted several additional new policies.

Independent Committee Consultant

The Committee hired James F. Reda & Associates, LLC, a compensation consultant, to assist the Committee in its review and approval of the 2007 base salaries, incentive compensation, long-term compensation and other compensation-related issues for the Company’s executive officers. The Company has no relationship with James F. Reda & Associates (other than the relationship undertaken by the Committee), and therefore the Committee believes that the compensation consultant is independent.

Modification of Peer Group

In addition to hiring an independent consultant, the Committee has altered the peer group for purposes of creating future compensation packages, based on the consultant’s recommendations and after discussions with Committee members and management. The 2007 peer group companies as a whole have median revenues about 10% above the Company’s median revenue, using projected fiscal 2007 revenue levels. The 2007 peer group is thus more closely aligned to the Company’s revenues and market capitalization than the 2006 peer group. The 2007 peer group consists of the following companies:

A.C. Moore Arts & Crafts, Inc.	Cole Kenneth Productions Inc.	Steven Madden, Ltd.
Bank Jos A Clothiers Inc.	Deb Shops Inc.	Stride Rite Corp.
Books A Million Inc.	Leslie’s Poolmart, Inc.	Tween Brands, Inc.
Buckle Inc.	P F Changs China Bistro Inc.	United Retail Group Inc/DE
Cache Inc.	Party City Corp	West Marine Inc.
CEC Entertainment Inc.	Restoration Hardware Inc.	Wet Seal Inc.
Charlotte Russe Holding Inc.	Sharper Image Corp	Wilsons The Leather Experts Inc.
Citi Trends Inc.	Shoe Carnival Inc.	Zumiez Inc.
Coldwater Creek Inc.	Six Flags Inc.

The Company still competes with much larger companies for executive talent, but the Committee believes that the 2007 peer group is more appropriate in most instances for benchmarking purposes.

Adoption of Policy for Adjustment or Recovery of Awards in the event of Accounting Restatement

During the review process for the Annual Incentive Plan, the Committee elected to insert a new provision into the 2007 Annual Incentive Plan which requires adjustment or recovery of awards in the event of accounting restatements.

Adoption of Executive Stock Ownership Guidelines

Additionally, on March 22, 2007 the Committee adopted stock ownership guidelines for the Chief Executive Bear, Chief Operating Bear, and Chief Financial Bear. The guidelines require these executives to acquire and maintain a minimum level of stock ownership in Company stock as follows:

Each of the above-referenced executives is required to own shares of the Company’s common stock having a value equal to the dollar amount of the applicable multiple of such executive’s base salary, as set forth in the table below.

Position	Multiple of Base Salary

Chief Executive Bear	Two times (2X	)
Chief Operating Bear	One time (1X	)
Chief Financial Bear	One time (1X	)

The executives are required to comply with these guidelines no later than (i) 3 years following the effective date of the guidelines, or (ii) with respect to an executive hired or promoted to such executive position following the effective date, 3 years following such hire date or promotion date. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these Guidelines. Currently, all three of the above-listed Named Executive Officers meet or exceed the Executive Stock Ownership Guidelines.

Other Modifications to Compensation in 2007

The Company does not currently expect to make any material changes to its compensation policies and programs during 2007 except as noted above.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors:

Coleman Peterson, Chairman
Mary Lou Fiala
James M. Gould
William Reisler

The Compensation Committee Report and the Report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Coleman Peterson (Chair), Mary Lou Fiala, James M. Gould and William Reisler, none of whom are employees or current or former officers of the Company, nor had any relationship with the Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal year ended December 30, 2006, as permitted pursuant to the transition rules adopted by the SEC in Release Nos. 33-8372 and 34-54302:

								Change in
								Pension
								Value and
								Non-Qualified
							Non-Equity	Deferred
				Stock		Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)	($)	($)	($)(2)	($)

Maxine Clark	2006	$556,731	$—	$403,748		$—	$—	$—	$4,662	$965,141
Chief Executive Bear
Barry Erdos	2006	525,000	—	20,306	(3)	(3)	—	—	4,662	549,968
President & Chief Operating Officer Bear
Scott Seay	2006	323,270	—	68,806		—	—	—	2,772	394,848
Chief Workshop Bear
Tina Klocke	2006	245,192	—	101,121		—	—	—	4,950	351,263
Chief Financial Bear, Treasurer & Secretary
Teresa Kroll	2006	235,192	—	64,109		—	—	—	4,662	303,963
Chief Marketing Bear

(1)	The amounts appearing in the Stock Awards column represent the FAS 123(R) expense of restricted stock awards granted in fiscal 2005 and fiscal 2006. No restricted stock awards were granted to Named Executive Officers in fiscal 2004 or fiscal 2003. The recipients have the right to vote and receive dividends as to all unvested shares of restricted stock. The restricted stock grants in March 2005 and March 2006 vest at the rate of 25% per year over four years from the date of grant.

(2)	“All Other Compensation” includes the Company’s contribution to 401(k) plans, contributions to non-qualified deferred compensation plan, and payment by the Company of long term disability insurance premiums. For fiscal 2006, Company contributions to our 401(k) plan were as follows: Maxine Clark — $3,150; Barry Erdos — $3,150; Tina Klocke — $3,150; Teresa Kroll — $3,150; and Scott Seay — $1,260. For fiscal 2006, Company contributions to our non-qualified deferred compensation plan were as follows: Tina Klocke — $288. For fiscal 2006, Company-paid premiums for long-term disability insurance were as follows: Maxine Clark — $1,512; Barry Erdos — $1,512; Tina Klocke — $1,512; Teresa Kroll — $1,512; and Scott Seay — $1,512.

(3)	Mr. Erdos resigned as President and Chief Operating Officer Bear effective January 5, 2007. Under the terms of the applicable stock and option grant agreements between Mr. Erdos and the Company, all restricted stock and option awards were forfeited upon his resignation. A total 41,250 of restricted stock, 15,000 vested option awards and 22,500 unvested option awards were forfeited.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to plan-based awards granted for each of our Named Executive Officers during the fiscal year ended December 30, 2006.

								All Other		All Other
								Stock		Option	Exercise
								Awards:		Awards;	or Base	Grant Date
								Number of		Number of	Price of	Fair Value
		Estimated Future Payouts Under						Shares of		Securities	Option	of Stock
		Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or		Underlying	Awards	and Option
	Grant	Threshold	Target	Maximum	Thres	Target	Maximum	Units		Options	($/Sh)	Awards ($)
Name	Date	($)(1)	($)(1)	($)(1)	(#)	(#)	(#)	(#)		(#)	(2)	(3)

Maxine Clark	3/23/06	—	—	—	—	—	—	42,752		—	$29.14	$1,245,793
		$556,730	$695,913	$1,531,009				—		—	—	—

Barry Erdos	3/23/06	—	—	—	—	—	—	30,000		—	29.14	874,200
		252,000	315,000	693,000				—		—	—	—

Scott Seay	3/23/06	—	—	—	—	—	—	6,000		—	29.14	174,840
		90,515	113,144	248,917				—		—	—	—

Tina Klocke	3/23/06	—	—	—	—	—	—	6,000		—	29.14	174,840
	9/6/06	—	—	—	—	—	—	4,941	(4)	—	21.64	106,923
		68,654	85,817	188,797	—	—	—	—		—	—	—

Teresa Kroll	3/23/06	—	—	—	—	—	—	6,000		—	29.14	174,840
		65,854	82,317	181,097	—	—	—	—		—	—	—

(1)	As noted under “2006 Bonus Plan”, the minimum 2006 net income level for any bonus payout under the 2006 Bonus Plan was not achieved. Consequently, none of the Named Executive Officers received any cash bonus for 2006. This chart reflects the threshold, target and maximum bonus amounts payable under the 2006 Bonus Plan performance year if pre-established financial targets would have been met. These amounts listed above were calculated based on the threshold, target, and maximum percentages as a percentage of the executive’s base salary as of March 5, 2006 (not the actual salary paid for 2006).

(2)	The exercise price of stock subject to options awarded under the plan is the fair market value of the stock on the date of grant. Under the terms of the plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the New York Stock Exchange.

(3)	The grant date fair value of the awards granted in 2006 is equal to the number of shares granted multiplied by the base price of the award.

(4)	In addition to receiving a restricted stock grant in March, Tina Klocke also received a one-time, discretionary grant on September 6, 2006. For her continued valued contributions to the Company, Ms. Klocke was granted an additional 4,941 restricted shares, which vest one year from the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding awards under the Company’s 2004 Stock Incentive Plan, as amended, as of December 30, 2006.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards;
			Equity					Plan	Market or
			Incentive					Awards;	Payout
			Plan					Number of	Value of
			Awards;			Number of	Market	Unearned	Unearned
	Number of	Number of	Number of			Shares of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Units of	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)(2)	(#)	($)

Maxine Clark	45,000	—	—	$6.10	9/13/2011
	36,234	—	—	9.10	4/24/2013
	36,234	—	—	8.78	3/16/2014
	35,000	—	—	34.65	3/8/2015
						55,877	$1,565,674	—	—
Barry Erdos	—	—	—	—	—	—	—	—	—
Scott Seay	18,126	—	—	8.42	8/29/2012
	750	—	—	9.10	4/24/2013
	624	—	—	8.78	3/16/2014
	7,500	—	—	34.65	3/8/2015
						8,813	246,940	—	—
Tina Klocke	40,000	—	—	0.47	4/3/2010
	11,000	—	—	6.04	2/28/2011
	15,000	—	—	6.10	9/13/2011
	25,000	—	—	9.10	4/24/2013
	25,000	—	—	8.78	3/16/2014
	6,500	—	—	34.65	3/8/2015
						13,378	374,852	—	—
Teresa Kroll	4,374	—	—	9.10	4/24/2013
	20,000	—	—	8.78	3/16/2014
	6,500	—	—	34.65	3/8/2015
						8,437	236,405	—	—

(1)	The amounts appearing in this column represent the total number of restricted shares of stock that have not vested as of December 30, 2006. Restricted stock granted on March 8, 2005 vests at the rate of 25% per year over four years from the date of grant. The number of shares of unvested restricted stock held under the March 2005 award by each of our Named Executive Officers at December 30, 2006 are as follows: Maxine Clark — 13,125; Scott Seay — 2,813; Tina Klocke — 2,437; and Teresa Kroll — 2,437. Restricted stock granted on March 23, 2006 vests at the rate of 25% per year over four years from the date of grant. The amount of unvested restricted stock held under the March 2006 award by each of our Named Executive Officers at December 30, 2006 are as follows: Maxine Clark — 42,752; Scott Seay — 6,000; Tina Klocke — 6,000; and Teresa Kroll — 6,000. In September 2006, Ms. Klocke was granted restricted stock of 4,941 shares which vest one year from the grant date.

(2)	The amounts appearing in this column represent the aggregate market value of shares of stock that have not vested and are based on the closing price of $28.02 for the shares of common stock on December 29, 2006 (the last business day of fiscal 2006).

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Maxine Clark	30,000	$668,175	4,375	$122,084
Barry Erdos	67,500	1,281,455	3,750	104,643
Scott Seay	32,500	560,193	937	26,147
Tina Klocke	52,000	1,239,650	813	22,687
Teresa Kroll	5,626	100,565	813	22,687

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	Last FY ($)	Last FY ($)(1)	in Last FY ($)(1)	Distributions ($)	at Last FYE ($)

Maxine Clark	—	—	—	—	—
Barry Erdos	—	—	—	—	—
Scott Seay	—	—	—	—	—
Tina Klocke(2)	$961	$288	—	—	$1,240
Teresa Kroll	—	—	—	—	—

(1)	Registrant Contributions and Aggregate Earnings during the last fiscal year are reported as compensation in the Summary Compensation Table included in this proxy statement.

(2)	Tina Klocke was the only executive to participate in the Non-Qualified Deferred Compensation Plan. Contributions by Ms. Klocke to the plan were made in December 2006 and had no earnings by the end of fiscal 2006. Contributions to the plan are matched by the Company at 30% up to the maximum of 6% of contributions made to the plan combined with the contributions made to the Company’s Qualified 401(k) plan. The Company match vests over a five year term, subject to continued employment.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company currently has employment agreements with Maxine Clark, our Chief Executive Bear, Scott Seay, our Chief Workshop Bear, Tina Klocke, our Chief Financial Bear, Treasurer and Secretary, Teresa Kroll, our Chief Marketing Bear, and certain other executives. On February 24, 2006, the Company entered into amendments to the existing employment agreements between the Company and each of the Named Executive Officers. The Agreements, as amended, are described below.

Ms. Clark’s agreement has an initial term of five years from May 1, 2004 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or, following the initial term, without cause. Ms. Clark may terminate the agreement if the Company materially breaches the agreement and fails to cure such breach within 30 days after notice thereof. If Ms. Clark terminates her employment for good reason (as defined in the agreement), or if the Company terminates her employment without cause after the initial term, the Company is obligated to continue her base salary for a period of 24 months after her termination, such payments to be reduced by any amount received from a subsequent employer during such period. In the event that during the initial term the Company terminates Ms. Clark without cause in violation of the terms of the agreement, Ms. Clark will be entitled to damages in an amount not less than the sum of (i) the amount of base salary Ms. Clark would have been paid during the remainder of the initial term, and (ii) an amount equal to the bonus Ms. Clark would have earned during the initial term (but in no event less than the average bonus paid to Ms. Clark during the two fiscal years immediately preceding such termination).

As compensation for her services, Ms. Clark will receive an annual base salary of not less than $375,000, which will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms. Effective March 2006, Ms. Clark’s annual base salary was increased to $600,000 following such review. If Ms. Clark’s performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If the Company exceeds certain performance objectives, Ms. Clark will receive an annual bonus of not less than 125% of her annual salary for the fiscal year as determined by the Compensation Committee. The agreement provides that Ms. Clark will be the highest paid executive with the Company over the course of her employment. Any bonus payable to Ms. Clark will be payable in cash, stock, stock options or a combination thereof. Ms. Clark will also be entitled to receive an automobile allowance and such other perquisites and benefits as we may award her from time to time. (Ms. Clark does not currently receive such car allowance or other perquisites, except as otherwise noted in this proxy statement). The agreement also requires the Company to maintain life insurance on Ms. Clark in the amount of $2 million, under which the Company is the beneficiary.

During fiscal 2006 and until January 5, 2007, Mr. Seay served as our Chief Workshop Bear. Mr. Seay’s agreement has an initial term of three years from March 7, 2004 and renews from year-to-year thereafter. The agreement can be terminated by the Company prior to the end of the term upon Mr. Seay’s death, upon 30 days’ prior written notice for disability, for cause (as defined in the agreement), or without cause. Mr. Seay can terminate the agreement in the event the Company materially breached the agreement, provided the Company does not cure the breach after notice thereof. If the Company terminates Mr. Seay’s employment without cause or Mr. Seay terminates his employment for good reason, we are obligated to continue his salary for a period of 12 months after termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for his services as Chief Workshop Bear, Mr. Seay received an annual base salary of not less than $293,000, which rate would be reviewed for possible increase annually by our Compensation Committee and would be commensurate for similarly-situated executives with similarly-situated firms. If Mr. Seay’s performance targets were achieved, his salary would be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If we exceeded certain performance objectives for any fiscal year, Mr. Seay would receive an annual bonus of not less than 35% of his annual base pay for such fiscal year.

Effective on January 5, 2007, in connection with Mr. Seay’s appointment as President and Chief Operating Bear, we entered into a second amendment to Mr. Seay’s employment agreement. The second amendment reflects the change in Mr. Seay’s position to President and Chief Operating Bear, and specifies a base salary of not less than $370,000 annually, provided that the base salary will not be subject to decrease at any time during the employment period and will be subject to annual increases of not less than the average percentage increase given to all other executives if Mr. Seay’s performance targets are achieved. In addition, Mr. Seay will be entitled to an annual bonus of not less than 50% of his base salary for any fiscal year if we meet certain financial targets. The remaining terms of Mr. Seay’s agreement were not affected by the second amendment.

Barry Erdos served as the Company’s President and Chief Operating Officer Bear during fiscal 2006 and until January 5, 2007. On January 5, 2007, Mr. Erdos resigned as President and Chief Operating Officer Bear. During fiscal 2006 and until January 5, 2007, Mr. Erdos had an employment agreement with the Company. Mr. Erdos’ agreement had an initial term of three years from April 26, 2004 and renewed from year-to-year thereafter. The agreement could be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Mr. Erdos could terminate the agreement in the event the Company materially breached the agreement and failed to cure the breach after 30 days’ notice thereof. If we terminated Mr. Erdos’ employment without cause, or if Mr. Erdos terminated his employment for good reason (as defined in the agreement), we were obligated to continue his base salary for a period of 12 months after termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for his services, Mr. Erdos received an annual base salary of not less than $500,000, which rate was reviewed annually by the Compensation Committee and was to be commensurate for similarly-situated executives with similarly-situated firms. If Mr. Erdos’ performance targets were achieved, his salary would be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If the Company exceeded certain performance objectives for any fiscal year, Mr. Erdos would receive an annual bonus of not less than 60% of his annual base pay for such fiscal year, payable in either cash, stock, stock options or a combination thereof.

In connection with Mr. Erdos’ departure, we entered into a separation agreement and general release with Mr. Erdos, effective January 5, 2007. Under the separation agreement, we are obligated to pay Mr. Erdos his base salary for a period of 12 months following his separation date, such payments to be reduced by any amounts received from a subsequent employer during such period. Mr. Erdos is also eligible to participate in our group health plans for a period of 12 months following the separation date to the extent permitted by such plans. Furthermore, under the separation agreement, Mr. Erdos would have received a bonus for fiscal 2006, had the Company achieved its fiscal objectives for 2006 and granted a bonus to our other executives. The separation agreement contains an affirmation by Mr. Erdos that he will honor the confidentiality, non-compete and return of our property obligations contained in his employment agreement. In accordance with the terms of the separation agreement, Mr. Erdos released the Company, and the Company released Mr. Erdos, generally from all claims and liability other than those rights which are related to Mr. Erdos’s stock ownership. The separation agreement also required Mr. Erdos to resign from our Board of Directors.

Ms. Klocke’s agreement has an initial term of three years from March 7, 2004 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Ms. Klocke may terminate the agreement in the event the Company materially breaches the agreement or the Company relocates Ms. Klocke to a location more than 100 miles from St. Louis and fails to cure such breach after notice thereof. If we terminate Ms. Klocke’s employment without cause or if Ms. Klocke terminates her employment for good reason (as defined in the agreement), we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for her services, Ms. Klocke will receive an annual base salary at a rate not less than $190,000 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms. If Ms. Klocke’s performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If the Company exceeds certain performance objectives determined annually by our Board of Directors, Ms. Klocke will receive an annual bonus of not less than 35% of her annual base salary, payable in either cash, stock, stock options or a combination thereof.

Pursuant to a restricted stock purchase agreement dated September 19, 2001 between the Company and Tina Klocke, our Chief Financial Bear, Treasurer and Secretary, Ms. Klocke purchased 20,491 shares of common stock at $6.10 per share for a total purchase price of $124,995. Ms. Klocke paid for the common stock with the proceeds of a loan from us evidenced by a secured promissory note which is supported by a pledge of the shares purchased. The loan interest rate was 4.82% per annum, and all principal and interest was payable on the maturity date. Our recourse under the note was limited to the pledged shares. The loan was due the earlier of September 19, 2006 or 90 days following the termination of her employment with us. Ms. Klocke repaid this loan in full, with interest of $30,062, on September 19, 2006.

Ms. Kroll’s agreement has a term of one year from September 10, 2003 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or without cause. Ms. Kroll may terminate the agreement in the event the Company materially breaches the agreement and fails to cure such breach within 30 days after notice thereof. If we terminate Ms. Kroll’s employment without cause or if Ms. Kroll terminates her employment for good reason (as defined in the agreement), we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for her services, Ms. Kroll will receive an annual base salary at a rate not less than $185,000, which rate will be reviewed annually by the Compensation Committee and will be commensurate with similarly-situated executives with firms similarly-situated to us. If Ms. Kroll meets her performance targets, Ms. Kroll’s salary must be increased annually by no less than the average percentage increase given to all other executive employees for such fiscal year. If the Company exceeds certain performance objectives determined annually by our Board of Directors, Ms. Kroll will receive an annual bonus of not less than 35% of her annual salary, payable in cash, stock, stock options or a combination thereof. Under the agreement, we also paid Ms. Kroll a $10,000 signing bonus.

The employment agreements for Ms. Clark, Mr. Seay, Ms. Klocke and Ms. Kroll provide that:

•	for the term of the agreement and for three years thereafter (except for Ms. Clark’s agreement, which prohibits such conduct for two years after the term of the agreement), the employee may not become employed by or interested directly or indirectly in or associated with our competitors who are located within the United States or within any country where we have established a retail presence; and

•	in the event of the employee’s termination due to death, disability, or our breach as provided in the agreement, the executive or his or her beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks the employee was employed during the year.

PROPOSAL II. APPROVAL OF U.K. STOCK PLAN.

On February 6, 2007, the Board of Directors approved the Rules of the Build-A-Bear Workshop, Inc. Share Option Scheme for the Company’s U.K. employees (the “U.K. Stock Plan”), which is attached as Appendix B to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ THE APPROVAL OF THE U.K. STOCK PLAN.

General

The U.K. Stock Plan provides for grants of options to purchase shares of our common stock to eligible employees. The plan is administered by the Company.

Purpose

The purposes of the U.K. Stock Plan are to induce key U.K. personnel to remain in the employ or service of the Company and its subsidiaries, to attract new key U.K. personnel and to encourage such key U.K. personnel to secure or increase on reasonable terms their stock ownership in the Company.

Eligibility

Eligible participants in the Plan are defined as directors of the Company and its subsidiaries whom are required to devote at least 25 hours a week to their duties, or an employee of the Company or one of its subsidiaries. Within the class of eligible persons, the Company elects to make grants only to employees whom function at a sufficiently senior level in the Company’s U. K. operation. Currently, there are approximately seven such eligible employees.

Authorized Shares for Issuance

In connection with this proposal, the Company is not asking for an increase in the number of shares authorized for issuance, because the U.K. Stock Plan will draw from shares already authorized under the Company’s existing plans.

The benefits or amounts of options that will be received by or allocated to any particular U.K. employee of the Company and its subsidiaries under the U.K. Stock Plan is not determinable.

The number of shares of common stock which may be allocated under the U.K. Stock Plan on any day may not, when added to the aggregate number of shares of common stock which have been allocated in the previous 10 years under the U.K. Stock Plan and any other similar plan adopted by the Company, exceed such number as represents 5% of the ordinary share capital of the Company in issue immediately prior to that day.

Exercise of Options

Options may be exercised, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company, together with payment for the exercise price (and/or an application for financing of the exercise price). Shares will be issued within 28 days following the effective date of exercise. Shares of common stock issued pursuant to option exercises will rank pari passu in all respects with the shares of Company common stock then issued. The U.K. Stock Plan contains a procedure allowing for the Company to withhold such number of shares as are required to satisfy any tax obligations upon exercise.

With certain exceptions, in order to obtain the favorable tax treatment provided by the U.K. Stock Plan, the grantee may not exercise options granted under the U.K. Stock Plan before the third anniversary of the date of grant. To the extent that exercise is permissible before the third anniversary date, however, the number of shares for which the options are exercised is limited to 25% per year each year from the anniversary date of grant. Further, subject to specified exceptions, options may only be exercised while the grantee is a director or employee of the Company or its subsidiaries.

Lapse of Options

Options generally lapse upon the earliest of (i) the tenth anniversary of the grant date, (ii) the grantee ceasing to hold an office or employment with the Company or one of its subsidiaries described in the U.K. Stock Plan, or (iii) the winding up of the Company. If the Company undergoes a change in control (as defined in the U.K. Stock Plan), all outstanding options, whether vested or unvested, may be exercised within six months of the effective time of the change in control. In addition, if any company acquires the entire issued shares of the Company or obtains control of the Company pursuant to certain U.K. laws, any optionee may, with the agreement of the acquiring company, release any option which has not lapsed and obtain options in the acquiring company, generally treating the grant date of the old options as the grant date for the new options. If notice is given that the Company will wind up its operations, all options may be exercised within two months from the date of the resolution approving the wind-up.

Amendment or Termination of the Plan

The U.K. Stock Plan may be amended by the Board of Directors at any time, including in ways that may increase the costs of the U.K. Stock Plan to the Company. The U.K. Stock Plan may be amended at any time by the Board, subject to applicable regulatory approvals and, in certain circumstances, 75% approval of U.K. Stock Plan participants. The U.K. Stock Plan terminates on the tenth anniversary of its adoption by the Company or at any earlier time by resolution of the Board of Directors (without prejudice to existing rights of U.K. Stock Plan participants).

Tax Consequences

The U.K. Stock Plan, if approved by our shareholders, is expected to provide the Company’s U.K. employees with more favorable tax treatment under the tax laws of the U.K. with respect to employee share grants, which are subject to certain limits approvable by the U.K. tax authorities, than such employees would otherwise incur if the U.K. employees received share grants under our current U.S. stock plan. If the U.K. Stock Plan is not approved by our shareholders, the Company will still grant shares to U.K. employees under the 2004 Stock Incentive Plan, however, such employees will not received the more favorable tax treatment that is achievable under the U.K. Stock Plan, if approved. The following paragraphs provide a brief summary of these tax benefits.

For the option holder, the principal tax consequences of the U.K. Stock Plan are that: (i) no income tax (or social security contributions) applies on the grant of an option; and (ii) no income tax (or social security contributions) arises upon the exercise of an option.

Where an option is exercised by a U.K. employee, the applicable employer subsidiary should, subject to satisfaction of the requirements of the U.K. tax legislation, ordinarily be able to claim U.K. corporation tax relief for the difference between the amount paid by the option holder on the exercise of options and the market value of the option shares on acquisition. Generally, the deduction matches the amount on which the employee is subject to income tax on earnings (or would be but for the available tax relief). This corporation tax relief is given for the tax period in which the option holder acquires the shares.

PROPOSAL III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 30, 2006. The Audit Committee of the Board of Directors has appointed KPMG LLP to act in that capacity for the year ending December 29, 2007. A representative of KPMG LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of KPMG LLP as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain KPMG LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 29, 2007.

Principal Accountant Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 30, 2006 and December 31, 2005, as well as fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2006	Fiscal 2005

Audit Fees(1)	$625,000	$595,000
Audit-Related Fees(2)	218,047	30,250
Tax Fees	0	0
All Other Fees(3)	0	47,325
Total Fees	$843,047	$672,575

(1)	Audit fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements and fees paid for professional services rendered for the audit of the Company’s internal controls over financial reporting.

(2)	In fiscal 2006, audit-related fees consist of fees paid for professional services rendered to perform due diligence procedures in preparation of the acquisition of The Bear Factory Limited and Amsbra Limited. In fiscal 2005, audit-related fees consist of fees paid for professional services rendered in the completion of various SEC filings.

(3)	In fiscal 2006, there were no “all other fees” billed during the period. In fiscal 2005, “all other fees” represent fees paid for professional services related to the documentation of the Company’s internal control structure in preparation for compliance with the provisions of the Sarbanes-Oxley Act of 2002.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Auditor

The Audit Committee Charter requires the Audit Committee’s pre-approval of all audit and permitted non-audit services, to be performed for the Company by the independent registered public accounting firm. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Audit Committee members, provided that any such approvals are presented to the full Audit

Committee at the next scheduled Audit Committee meeting. All of the services performed by KPMG LLP during the 2006 fiscal year were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four Directors who, in the judgment of the Board of Directors, meet the independence requirements of our Charters and Corporate Governance Guidelines and Section 303A of The New York Stock Exchange Listed Company Manual. Since October 2004, the Audit Committee has operated under a charter adopted by the Board of Directors. The charter is available in the Corporate Governance section of the Company’s Investor Relations website at http://ir.buildabear.com. Information on our website does not constitute part of this proxy statement. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the Securities and Exchange Commission rules:

•	The Audit Committee has reviewed and discussed with management and with KPMG LLP, the Company’s independent registered public accounting firm, the audited and consolidated financial statements of the Company for the year ended December 30, 2006 (the “2006 Financial Statements”).

•	KPMG has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the 2006 Financial Statements.

•	The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed KPMG’s independence with them.

•	Based upon the aforementioned review, discussions and representations of KPMG, and the unqualified audit opinion presented by KPMG on the 2006 Financial Statements, the Audit Committee recommended to the Board of Directors that the 2006 Financial Statements be included in the Company’s Annual Report on Form 10-K, for the 2006 fiscal year, and that KPMG be selected as the independent registered public accounting firm for the Company for fiscal 2007.

•	Submitted by the Audit Committee of the Board of Directors:

Louis Mucci, Chairman
Mary Lou Fiala
William Reisler
Joan Ryan

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Our Board of Directors has adopted a policy to provide a process for holders of our securities to send written communications to our Board. Any stockholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number and type of securities owned, length of period held, and proof of ownership;

•	name, age, business and residential address of stockholder; and

•	any individual Director or committee to which the stockholder would like to have the written statement and other information sent.

The Corporate Secretary, or her designee, will collect and organize all of such stockholder communications as she deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any Committee Chair or individual Director. The Corporate Secretary may refuse to forward material which she determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

The Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. The Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board, but rather each nominee is individually evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. The Governance Committee will consider candidates submitted by a variety of sources including, without limitation, incumbent directors, stockholders, our management and third party search firms. Members of the Governance Committee discuss and evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors in detail, and suggest individuals qualified to serve on the Board to explore in more depth. Once a candidate is identified whom the Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Governance Committee, or his or her designee, meets with that nominee to evaluate his or her potential interest in serving on the Board and sets up interviews with the full Governance Committee. Periodically, the Company has engaged external recruiting firms including Herbert Mines & Associates, to assist the Company in identifying and evaluating qualified Board candidates.

Any stockholder or interested party wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	name, age and address of candidate;

•	a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (for example, memberships on other boards and committees, charitable foundations and the like);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his or her ability to serve on the Board;

•	any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of Directors;

•	a description of any arrangements or understandings between the stockholder and the candidate;

•	any other information that would be useful to the Committee in considering the candidate; and

•	a signed statement from the candidate, confirming his or her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Governance Committee Chair and the Chairman of the Board. The Corporate Secretary will also maintain copies of such materials for future reference by the Governance Committee when filling Board positions. The same criteria apply with respect to the Governance Committee’s evaluation of all candidates for membership to the Board. However, separate procedures will apply, as provided in the bylaws, if a stockholder wishes to submit at an annual meeting a director candidate who is not approved by the Governance Committee or the full Board.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as Directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or between January 11, 2008 and February 10, 2008, in the case of the 2008 annual meeting. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received no later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Stockholder proposals intended to be presented at the 2008 annual meeting must be received by the Company at its principal executive office no later than February 10, 2008 in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines which set forth the obligations and responsibilities of the Directors with respect to independence, meeting attendance, compensation, re-election, orientation, self-evaluation, and stock ownership. The Corporate Governance Guidelines are available in the Corporate Governance section of the Company’s Investor Relations website, which can be accessed at http://ir.buildabear.com. The Company will post any amendments to the Corporate Governance Guidelines in the same section of the Company’s website. The Corporate Governance Guidelines are also available in print to stockholders and interested parties upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive St. Louis, Missouri 63114.

CODE OF ETHICS

The Company has adopted a Business Conduct Policy which applies to all of its Directors, officers, and employees including the Company’s senior financial officers. A copy of the Business Conduct Policy is available in the Corporate Governance section of the Company’s Investor Relations website, which can be accessed at
http://ir.buildabear.com.

The Company has also adopted a Code of Ethics Applicable to Senior Executives (the “Senior Executive Code of Ethics”) which applies to its Chief Executive Officer and senior financial officers, among others. The Senior Executive Code of Ethics is available on the Company’s website at http://ir.buildabear.com.

The Company intends to comply with the disclosure requirements under Item 10 or Form 8-K by posting such information on its website. The Company will post any amendments to the Business Conduct Policy and Senior Code of Ethics in the same section of the Company’s website. The Business Conduct Policy and Senior Executive Code of Ethics are also available in print to stockholders and interested parties upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”), and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its Directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2006.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

ONLINE DELIVERY OF DOCUMENTS

We encourage you to enroll at http://melloninvestor.com/isd in order to receive next year’s proxy statement and annual report electronically, instead of receiving copies of next year’s proxy statement and annual report by mail. By electing to receive these documents electronically, you will save the Company the cost of producing and mailing paper copies of these documents. If you enroll to receive the documents electronically, you will receive only a proxy card and business reply envelope in the mail. The proxy card you receive will instruct you to visit http://ir.buildabear.com to view our annual report and proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Build-A-Bear Workshop, Inc., Attention: Investor Relations, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, Directors and employees, without special compensation for such activities.

By Order of the Board of Directors

Tina Klocke
Chief Financial Bear, Treasurer and Secretary

APRIL 5, 2007

APPENDIX A

Directions to Busch Stadium
420 S. 8th Street
Redbird Club — Home Plate Gate 2 Entrance

Directions

Busch Stadium is located north of I-64 and just six blocks east of Union Station. It is accessible via highway and public transportation.

By Car

From Illinois:
Take I-55 South, I-64 West, I-70 West or US40 West across the Mississippi River, via the Poplar Street Bridge, to Exit 40A (9th St). Bear right on 9th to Market St. Right on Market St. to 8th St.

From Missouri:
From I-64 East (which becomes US40) take the 11th Street Busch Stadium exit. From I-55 or I-44, exit at 209B and turn left onto ramp towards I-70. Keep right to stay on ramp towards Memorial Dr./DT/Arch/Stadium. Then keep left towards Arch/Stadium. Road changes to S. Memorial Dr. Turn left onto Market St. to 8th St.

From Lambert Intl. Airport:
Take I-70 East to Exit 250B. Take ramp (right) onto N. Memorial Dr. towards Memorial Dr./Downtown/Pine St. Turn right (west) onto Market St. to 8th St.

Parking

South on 8th to the corner of 7th & Cerre — Lot A (fully accessible) & Lot C. Enter Home Plate Gate 2 and proceed to Level 3 to the Redbird Club.

A-1

APPENDIX B

Rules of the Build-A-Bear Workshop, Inc. Share Option Scheme

Part A: Approved Part approved by the HMRC under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 on February 15, 2007 under reference X23208/GRP

1.	Definitions

1.1  In this Scheme, the following words and expressions shall bear, unless the context otherwise requires, the meanings set forth below:

‘Appropriate Limit’ the limit given by ITEPA 2003, Sch 4, para 6;

‘Appropriate Period’ the meaning given by ITEPA 2003, Sch 4, para 26;

‘Associated Company’ an associated company of the Company within the meaning the expression bears in ITEPA 2003, Sch 4, para 35;

‘the Board’ the board of directors of the Company, or a duly authorised committee thereof;

‘Close Company’ a close company as defined in Taxes Act, s 414(1) as varied by ITEPA 2003, Sch 4, para 9;

‘the Company’ Build-A-Bear Workshop, Inc., a Delaware corporation;

‘Control’ the meaning given by Taxes Act, s 840;

‘Date of Grant’ the date on which the Board grants an Option;

‘Eligible Employee’ any individual who:

(a) is a director of a Participating Company on terms which require him to devote at least 25 hours a week (excluding meal breaks) to his duties, or an employee of a Participating Company;

(b) has not at the Date of Grant, and has not had within the preceding 12 months, a Material Interest in a Close Company which is:

(i) the Company; or

(ii) a company which has Control of the Company or is a Member of a Consortium which owns the Company;

‘Employees’ Share Scheme’ the meaning given by Companies Act 1985, s 743;

‘Executive Share Option Scheme’ an employees’ share option scheme in which participation is solely at the discretion of the Board;

‘Exercise Price’ the amount payable in relation to the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

‘Grant Period’ the period of 42 days commencing on the Trading Day following any of the following:

(a) the day on which Part A is approved by the HMRC;

(b) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;

(c) the day immediately following the Company compensation committee determines to grant options to a Participant;

(d) any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;

‘ITEPA 2003’ the Income Tax (Earnings and Pensions) Act 2003;

‘Market Value’ in relation to a Share on any day:

(a) if and so long as the Shares are admitted to listing on the New York stock exchange its Market Value shall be the closing of the sales price for such stock on that exchange for the Trading Day applicable to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(b) subject to (a), above, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with Shares Valuation;

‘Material Interest’ the meaning given by ITEPA 2003, Sch 4, paras 9, 10;

‘Member of a Consortium’ the meaning given by ITEPA 2003, Sch 4, para 36;

‘New York Stock Exchange’ New York Stock Exchange Group, Inc.;

‘Option’ a right to acquire Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;

‘Option Price’ the price per Share, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than:

(a) the Market Value of a Share:

(i) subject to (ii) and (iii) below, on the Trading Day (being a Trading Day within the Grant Period) immediately preceding the Date of Grant; or

(ii) if the Board so determines, averaged over the three Trading Days (all being Trading Days within the Grant Period) immediately preceding the Date of Grant; or

(iii) if the Board so determines, at such earlier time or times as the Board may determine (with the previous agreement in writing of Her Majesty’s Revenue and Customs (HMRC)); and

(b) if the Shares are to be subscribed, their nominal value, but subject to any adjustment pursuant to Rule 9;

‘Original Market Value’ in relation to any Share to be taken into account for the purposes of the limit in Rule 2.4 and Rule 2.5, its Market Value as determined for the purposes of the relevant grant of options;

‘Part A’ Part A of the Scheme;

‘Part B’ Part B of the Scheme;

‘Participant’ a director or employee, or former director or employee, to whom an Option has been granted or (where the context so admits or requires) the personal representatives of any such person;

‘Participating Company’

(a) the Company; and

(b) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company;

‘Retirement Age’ in relation to a Participant, any age at which he is either bound or entitled to retire;

‘the Scheme’ the Build-A-Bear Workshop, Inc. Share Option Scheme in its present form comprising Part A and Part B and as may be subject to shareholder approval or as from time to time amended in accordance with the provisions hereof;

‘Share’ a share in the capital of the Company which satisfies the conditions specified in ITEPA 2003, Sch 4, paras 15 — 20;

‘Subsidiary’ the meaning given by Companies Act 1985, ss 736 and 736A;

‘Taxes Act’ the Income and Corporation Taxes Act 1988;

‘Trading Day’ any day on which the New York Stock Exchange is open for the transaction of business;

1.2  In the Scheme, unless the context requires otherwise:

(a) the headings are inserted for convenience only and do not affect the interpretation of any Rule;

(b) a reference to a Rule is a reference to a Rule of the Scheme;

(c) a reference to a statute or statutory provision includes a reference:

(i) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

(ii) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii) to any subordinate legislation made under it;

(d) words in the singular include the plural, and vice versa;

(e) a reference to the masculine shall he treated as a reference to the feminine, and vice versa;

2.	Grant of Options

2.1  An Option may only he granted to an Eligible Employee who is nominated at the discretion of the Board.

2.2  Options may only be granted during the Grant Period and shall be granted the day after the Option Price was determined.

2.3  An Option may he granted subject to such objective condition or conditions of exercise as the Board may determine provided that any such condition shall be set out in documentation which is approved in advance by HMRC.

2.4  Any Option granted to an Eligible Employee shall he limited to take effect so that immediately following such grant the aggregate of the Original Market Value of all the Shares over which he has been granted option rights and which are subsisting under:

(a) Part A;

(b) any other Executive Share Option Scheme adopted by the Company or an Associated Company, and approved under the Taxes Act (other than an approved savings-related share option scheme),

shall not exceed in amount the Appropriate Limit.

2.5  Any Option granted to an Eligible Employee shall be limited to take effect so that immediately following such grant the aggregate of the Original Market Value of all the Shares over which he has been granted option rights in the period of one year ending on the Date of Grant under:

(a) the Scheme; and

(b) any other Executive Share Option Scheme adopted by the Company or a Subsidiary of the Company,

shall not exceed an amount equal to two times his current annual rate of salary (excluding bonuses) PROVIDED THAT this limit may be exceeded where the Board consider exceptional circumstances apply.

2.6  In determining the limits in Rule 2.5 above, no account shall be taken of any Shares where the Option was released without being exercised within 30 days of its grant.

2.7  The Company shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, whether the Option has been granted under Part A or Part B, the number and class of Shares over which the Option is granted, the Option Price and any performance target or other condition to which the

Option is subject. The option certificate shall be sealed or executed in such other manner as to take effect in law as a deed.

2.8  Except as provided in the Scheme, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.

2.9  No amount shall be paid in respect of the grant of an Option.

3.	Number of Shares in respect of which Options may be granted

3.1  The number of Shares which may be allocated under the Scheme on any day shall not, when added to the aggregate number of Shares which have been allocated in the previous ten years under the Scheme and any other Executive Share Option Scheme adopted by the Company, exceed such number as represents 5% of the ordinary share capital of the Company in issue immediately prior to that day.

3.2  The number of Shares which may be allocated under the Scheme on any day shall not, when aggregated with the number of Shares which have been allocated in the previous ten years under the Scheme and any other Employees’ Share Scheme adopted by the Company, exceed 10% of the ordinary share capital of the Company in issue immediately prior to that day.

3.3  In determining the above limits, no account shall be taken of any Shares where the right to acquire the Shares was released, lapsed or otherwise became incapable of exercise.

3.4  References in this Rule to ‘allocation’ shall mean, in the case of any share option scheme, the placing of unissued Shares under option and, in relation to other types of Employees’ Share Scheme, shall mean the issue and allotment of Shares and references to ‘allocated’ shall be construed accordingly.

4.	Rights of exercise and lapse of Options

4.1

(a) Save as provided in Rules 4.2, 4.3, 4.4 and Rule 5, an Option shall not be exercised earlier than the third anniversary of the Date of Grant;

(b) Save as provided in Rules 4.2, 4.3 and Rule 5, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company or an Associated Company,

(c) An Option may not be exercised by a Participant if he has, or has had at any time within the 12 month period preceding the date of exercise, a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company;

(d) Save as provided in Rules 4.2, 4.3, 4.4 and Rule 5, an Option may only be exercised if any condition pursuant to Rule 2.3 has been fulfilled to the satisfaction of the Board and subsequent to the determination of the Company compensation committee normally meeting in the March of each year.

(e) An Option exercised at any time within the first 12 months of its grant will only provide 25% of the shares potentially available under it. Thereafter 50% of the shares potentially available under it may be provided in the second year after grant; 75% after three years and the full 100% of shares may be available in the fourth year after grant.

4.2  An Option may be exercised by the personal representatives of a deceased Participant within one year following the date of his death.

4.3  An Option may be exercised within one year following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company if such cessation is as a result of:

(a) injury or disability;

(b) pregnancy;

(c) redundancy within the meaning of the Employment Rights Act 1996;

(d) retirement at Retirement Age provided the Option has been held for at least two years at the date of such retirement (or for such longer period as the Board may determine at the Date of Grant);

(e) early retirement by agreement with his employer;

(f) the company which employs him ceasing to be under the Control of the Company;

(g) the company which employs him (not being under the Control of the Company) ceasing to be an Associated Company;

(h) the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company;

(i) any other reason at the discretion of the Board acting fairly and reasonably.

4.4  If a Participant, whilst continuing to hold an office or employment with a Participating Company or an Associated Company, is transferred to work in another country and, as a result of that transfer, the Participant will either:

(a) become subject to income tax on his remuneration in the country to which he is transferred and the Board is satisfied that, as a result, he will suffer a tax disadvantage upon exercising an Option; or

(b) become subject to restrictions on his ability to exercise an Option or to deal in the Shares issuable upon the exercise of that Option by reason of, or in consequence of, the securities laws or exchange control laws of the country to which he is transferred, the Participant may exercise the Option in the period commencing three months before and ending three months after the transfer takes place.

4.5  Options shall lapse upon the occurrence of the earliest of the following events:

(a) the 10th anniversary of the Date of Grant;

(b) the expiry of any of the periods specified in Rules 4.2 and 4.3 (save that if, at the time any of the applicable periods under Rule 4.3 expire, time is running under the period in Rule 4.2, the Option shall not lapse by reason of this Rule 4.5(B) until the expiry of the period under Rule 4.2);

(c) the expiry of any of the periods specified in Rules 5.3, 5.4 and 5.5, save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company (during one of the periods specified in Rules 5.3 and 5.4) pursuant to Rule 5.6;

(d) the Participant ceasing to hold an office or employment with a Participating Company or an Associated Company in any circumstances other than:

(i) where the cessation of office or employment arises on any of the grounds specified in Rules 4.2 and 4.3; or

(ii) where the cessation of office or employment arises on any ground whatsoever during any of the periods specified in Rule 5;

(e) subject to Rule 5.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

(f) the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt.

5.	Takeover, reconstruction and amalgamation, and liquidation

5.1  If any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that, if it is satisfied, the person making the offer will have

Control of the Company, an Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

5.2  For the purposes of Rule 5. 1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

5.3  If any person becomes bound or entitled to acquire Shares under Companies Act 1985, ss 428 — 430F or Companies (Northern Ireland) Order 1986, articles 421 — 423, an Option may be exercised at any time when that person remains so bound or entitled.

5.4  If, under Companies Act 1985, s 425 or Companies (Northern Ireland) Order 1986, article 418, the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, an Option may he exercised within six months of the court sanctioning the compromise or arrangement.

5.5  If notice is duly given of a resolution for the voluntary winding-up of the Company, an Option may be exercised within two months from the date of the resolution.

5.6  If any company (‘the Acquiring Company’):

(a) obtains Control of the Company as a result of making:

(i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the Acquiring Company will have Control of the Company; or

(ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares, which may he acquired by the exercise of Options,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Companies Act 1985, s 425 or Companies (Northern Ireland) Order 1986, article 418; or

(c) becomes bound or entitled to acquire Shares under Companies Act 1985, s 428 — 430F or Companies (Northern Ireland) Order 1986, articles 421 — 423;

any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (‘the Old Option’) in consideration of the grant to him of an Option (’the New Option’) which (for the purposes of ITEPA 2003, Sch 4, paras 26 and 27 is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within ITEPA 2003, Sch 4, para 16.

5.7  The New Option shall not be regarded for the purposes of Rule 5.6 as equivalent to the Old Option unless the conditions set out in ITEPA 2003, Sch 4, para 26 are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:

(a) the New Option were an option granted under the Scheme at the same time as the Old Option;

(b) except for the purposes of the definitions of ‘Participating Company’ and ‘Subsidiary’ in Rule 1, the reference to Build-A-Bear Workshop, Inc. in the definition of ’the Company’ in Rule 1 were a reference to the different company mentioned in Rule 5.6;

(c) Rule 11.2 was omitted.

6.	Manner of exercise

6.1  An Option may be exercised, in whole or in part, by the delivery to the Secretary of the Company, or its duly appointed agent, of a notice of exercise, in such form as the Board may prescribe, duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable and/or an application for bridging finance to exercise the Option duly completed and signed, in such form as the Board may prescribe and subject to prior approval by HMRC, in respect of the Shares over which the Option is to be exercised. If any conditions must be fulfilled before an Option may be exercised, the delivery of the option certificate shall not be treated as effecting the exercise of an Option unless and until the Board is satisfied that the conditions have been fulfilled. All such Shares shall be allotted or transferred (as the case may be) into he name of the Participant, or, as he may direct, pursuant to any bridging finance arrangement, provided that the beneficial ownership of the Shares remains with the Participant until any sale of the Shares takes effect

7.	Issue or transfer of Shares

7.1  Shares to be issued pursuant to the exercise of an Option shall be allotted within 28 days following the effective date of exercise of the Option.

7.2  The Board shall procure the transfer of any Shares to be transferred pursuant to the exercise of an Option within 28 days following the effective date of exercise of the Option.

7.3  Shares to be issued pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.4  Shares to he transferred pursuant to the Scheme will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

7.5  If and so long as the Shares are admitted to listing by the UK Listing Authority and traded on the New York Stock Exchange, the Company shall apply for a listing for any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

8.	Tax Liability

8.1  If, on the exercise of an Option (whether in whole or in part), the Company or the Participant’s employer or former employer becomes liable on behalf of the Participant to make payment to the appropriate authorities on account of any amount of tax and primary National Insurance contributions (the ‘Tax Liability’), then unless:

(a) the Participant has agreed that he will make a payment to the Company or his employer or former employer of an amount equal to the Tax Liability;

(b) the Participant makes such payment within seven days of being notified by the Company of the amount of the Tax Liability; and

(c) the Participant authorises the Company to make any further adjustments through payroll to ensure that the correct amount is reimbursed to the Company or the Participant’s employer or former employer in respect of the Tax Liability arising as a result of the exercise of the Option, the Company shall only he obliged to deliver (or procure the delivery of’) such proportion of the Shares in respect of which that Option is exercised as shall he determined as follows:

where:

‘A’ is the aggregate Relevant Value of the Shares in respect of which that Option is exercised, and

‘B’ is the amount of the Tax Liability arising as a result of the exercise.

8.2

(a) The Participant authorises the Company to arrange for a trustee or nominee on behalf of the Participant to sell the proportion of the Shares which the Company is not obliged to deliver to the Participant

(‘the Retained Shares’) on the date on which those Shares would otherwise be delivered to the Participant and for that nominee or trustee to remit the proceeds of the sale of the Retained Shares to the Company within 14 days, in order to reimburse it for the PAYE liability as a result of the exercise of the Option.

(b) The Participant authorises the Company to make any further adjustments through payroll to ensure that the correct amount is reimbursed to the employing company in respect of the PAYE liability arising as a result of the exercise of the Option.

(c) all fractions of a Share shall be ignored

8.3  In this Rule 8, ‘Relevant Value’ shall mean ‘the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992’.

8.4  In this Rule 8, references to PAYE liability shall include any other tax deduction or national insurance contribution including similar overseas deductions or contributions made by the Company or any Associated or Participating Company.

9.	Adjustments

9.1  The number of Shares over which an Option is granted and the Option Price thereof shall be adjusted in such manner as the Board shall determine following any capitalisation issue (other than a scrip dividend), rights issue, subdivision, consolidation, reduction or any other variation of share capital of the Company to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two places of decimals) the Exercise Price payable in respect of an Option shall remain unchanged, provided that no adjustment made pursuant to this Rule 9.1 shall be made without the prior approval of the HMRC (so long as Part A is approved by the HMRC).

9.2  Subject to Rule 9.3, an adjustment may be made under Rule 9.1 which would have the effect of reducing the Option Price of unissued Shares to less than the nominal value of a Share, but only if, and to the extent that, the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price, and so that an exercise of any Option in respect of which the Option Price has been reduced, the Board shall capitalise and apply such sum (if any) as is necessary to pay up the amount by which the aggregate nominal value of the Shares in respect of which the Option is exercised exceeds the Exercise Price for such Shares.

9.3  Where an Option subsists over both issued and unissued Shares, an adjustment permitted by Rule 9.2 may only be made if the reduction of the Option Price of both issued and unissued Shares can be made to the same extent.

9.4  The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 9 and to call in, cancel, endorse, issue or reissue any option certificate subsequent upon such adjustment.

10.	Administration

10.1  Any notice or other communication under, or in connection with, the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole (or substantially the whole) of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

10.2  The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

10.3  If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

10.4  The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

10.5  The decision of the Board in any dispute relating to an Option, or the due exercise thereof or any other matter in respect of the Scheme, shall be final and conclusive.

10.6  The costs of introducing and administering the Scheme shall he borne by the Company.

11.	Alterations

11.1  Subject to Rule 11.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that, if an alteration or addition is made to Part A at a time when Part A is approved by HMRC under ITEPA 2003, Sch 4, it shall not have effect until it has been approved by HMRC.

11.2  Subject to Rule 11.3, no alteration or addition to the advantage of present or future Participants or employees shall be made under Rule 11.1 to such of the provisions relating to:

(a) eligibility;

(b) limitations on the number or amount of the securities, cash or other benefits subject to the Scheme;

(c) the maximum entitlement for any one Participant and the determination of the price at which Shares may be acquired by the exercise of Options;

(d) the basis for determining a Participant’s entitlement to, and the terms of, his participation in the Scheme and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital.

11.3  Rule 11.2 shall not apply to any alteration or addition which:

(a) is necessary or desirable in order to obtain or maintain HMRC approval of Part A under ITEPA 2003, Sch 4 (or any other enactment) to make minor amendments to benefit the administration of the Scheme, to comply with or take account of the provisions of any proposed or existing legislation, law or other regulatory requirements, or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the Company, any Subsidiary or any Participant; and

(b) does not affect the basic principles of the Scheme, the definition of ‘Option Price’, the limits on individual participation or the limits in Rule 3.

11.4  No alteration or addition shall be made under Rule 11.1 which would abrogate or adversely affect the subsisting rights of a Participant, unless it is made:

(a) with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75% of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(b) by a resolution at a meeting of Participants passed by not less than 75% of the Participants who attend and vote either in person or by proxy,

and, for the purpose of this Rule 11.4, the Participants shall be treated as the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

11.5  Notwithstanding any other provision of the Scheme other than Rule 11.1, the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws, provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

11.6  As soon as reasonably practicable after making any alteration or addition under Rule 11, the Board shall give written notice thereof to any Participant affected thereby.

12.	General

12.1  The Scheme shall terminate upon the tenth anniversary of its adoption by the Company in general meeting or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

12.2  The Company, and any Subsidiary of the Company, may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Companies Act 1985, s 153, provided that any trust deed to be made for this purpose shall, at a time when Part A is approved by the HMRC under ITEPA 2003, Sch 4, have previously been submitted to the HMRC

12.3  The rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company or a Subsidiary of the Company or an Associated Company shall not be affected by his participation in t he Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any occasion whatsoever, insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under, the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

12.4  These Rules shall be governed by, and construed in accordance with, English law.

PART B: Unapproved Part

1.	Definitions

1.1  In this Part B, the words and expressions used in Part A shall bear, unless the context otherwise requires, the same meaning herein, save to the extent these Rules shall provide to the contrary.

2.	Application of Part A

2.1  Save as modified by the Rules set out below, all the provisions in the Rules of Part A shall be incorporated into this Part B as if fully set out herein and so as to be part of Part B and (for the avoidance of doubt) Shares allocated under this Part B shall be taken into account for the purposes of Rule 3 of Part A.

3.	Individual limit

3.1  Rule 2.4 of Part A shall not apply in this Part B.

4.	Revenue approval

4.1  Any requirement in Part A to obtain HMRC approval shall not apply in this Part B.

5.	Acceptance of Tax Liability

5.1  An Option granted under Part B, at the discretion of the Board, may lapse within 28 days of the Date of Grant if the Participant does not agree to the terms of Rule 8 of Part A of the Option.

6.	Material Interest

6.1  Paragraph (B) in the definition of ‘Eligible Employee’ in Part A shall not apply in this Part B.

7.	Rules of Part B

The Rules of this Part B are set out in the attached document titled ‘Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan’. For the avoidance of doubt it is not intended that any of the Rules of this Part B shall apply to this Part A or that the provisions of Rule 22 of Part B should extend beyond the capacity to adhere such sub-plans as the Committee so wishes and may be approved by HMRC.

PROXY

The undersigned hereby appoints Chairman and Chief Executive Bear Maxine Clark and Chief Financial Bear, Treasurer and Secretary Tina Klocke, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Build-A-Bear Workshop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May, 10, 2007 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUILD-A-BEAR WORKSHOP, INC. The undersigned hereby appoints Chairman and Chief Executive Bear Maxine Clark and Chie f Financial Bear, Treasurer and Secretary Tina Klocke, and each of t h em, with power o t act without the other and with power of substitutio n, as proxies and attorneys-in-fact and hereby authorizes t h em o t repre sent and vote, as provided on the other side, all h t e shares of Build-A-Bear Workshop, n I c. Common Stock which h t e undersigned is entitled to vote, and, n i h t eir dis cretion, to vote upon such other business as may properly come before h t e Annual Meeti ng of Stockholders of h t e company to be held May, 10, 2007 or at any adjournment or postponement h t ereof, with all powers which h t e undersigned would possess f i present at the Meeting. (Contin ued and to be marked, date d and signed, on the other side) Address Change/Comments M ( ark the co r esponding box on the reve rse side) FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

	FOR all nominees listed	WITHHOLD FOR ALL
PROPOSAL 1. ELECTION OF DIRECTORS	☐	☐

Nominees:
01 James Gould
02 Joan Ryan

____

	FOR	AGAINST	ABSTAIN
PROPOSAL 2. APPROVAL OF U.K. STOCK PLAN	☐	☐	☐
PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐

I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ☐

Signature ____________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

INTERNET		TELEPHONE
http://www.proxyvoting.com/bbw Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR I F NO DIRECTION I S I N DICATED, WILL BE VOTED “FOR” THE PROPOSALS. Ple ase Mark He re for Address Change or Comments SEE REVERS E SID E FOR WITHHOLD all nomin ees FOR ALL ls i t ed FOR AGAIN ST ABSTAIN PROPOSAL 1. ELECTION OF DIRECTORS PROPOSAL 2. APPROVAL OF U.K. STOCK PLAN FOR AGAINST ABSTAIN Nominees: PROPOSAL 3. RATIFICATION OF APPOINTMENT OF 01 James Gould INDEPENDENT ACCOUNTANTS 02 Joan Ryan Withhold for the nominees you list below: (Write t h at nominee’s name in the space provided below.) I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, t r ustee or guardian, please give full t i tle as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF N I TERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. In ternet and tele phone voting is available h t rough 11:59 PM Eastern Time the day prior to annual meetin g day. Your Internet or t e lephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, sig ned and returned your proxy card. INTERNET TELEPHONE http:/ www.proxyvoting.com/bbw 1-866-540-5760 Use the in e t rnet to vote your proxy. OR Use any o t uch-tone t e lephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site . card n i hand when you call. If you vote your proxy by n I ternet or by e t lephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it n i t h e enclosed postage-paid envelope. Choose MLinkSM for a f st, easy and secure 24/7 onlin e access o t your future proxy materials, n i vestment plan state ments , tax documents and more. Sim ply o l g on o t Investor Servic eDirect® at www.melloninvesto r . com/isd where step-by-ste p n i str uctions wil l prompt you through enrollm ent. You can view the Annual Report and Proxy Statement on the in ternet at http://ir.buildabear.com